As filed with the Securities and Exchange Commission on September 10, 2007

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

1725 The Fairway
Jenkintown, Pennsylvania 19046

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Nicholas S. Schorsch
AMERICAN REALTY CAPITAL TRUST, INC.

1725 The Fairway
Jenkintown, Pennsylvania 19046
(215) 887-2189

(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Peter M. Fass, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
(212) 969-3000

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check, the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock	150,000,000 shares	$10.00	$1,500,000,000	(2)	$46,050.00
Common Stock	25,000,000 shares(1)	$9.50	$237,500,000	(2)	$7,291.25

(1)	Represents shares of common stock to be issued pursuant to distribution reinvestment plan. The offering price per share issuable pursuant to distribution reinvestment plan is estimated for purposes of calculating registration fee at $9.50 per share.
(2)	All expenses and selling commissions of this offering to be paid by American Realty Capital Advisors, LLC.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED SEPTEMBER 10, 2007

AMERICAN REALTY CAPITAL

AMERICAN REALTY CAPITAL TRUST, INC.

Maximum Offering of 150,000,000 Shares of Common Stock
Minimum Offering of 200,000 Shares of Common Stock

American Realty Capital Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust beginning in the taxable year ending December 31, 2008. We will invest primarily in freestanding, single-tenant retail properties net leased to investment grade and other creditworthy tenants.

We are offering up to 150,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering up to 25,000,000 shares pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of our common stock. We will offer these shares until [], 2010 which is two years after the effective date of this offering, unless the offering is extended. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

See “Risk Factors” beginning on page 12 for a description of some of the risks you should consider before buying shares of our common stock. These risks include the following:

•	We have no operating history nor do we currently own any properties. We are a “blind pool” because we do not own any investments and have not identified any investments we will make with proceeds from this offering. You will be unable to evaluate the economic merit of our future investments before we make them and there may be a substantial delay in receiving a return, if any, on your investment.
•	There are substantial conflicts among us and our sponsor, advisor, dealer manager and property manager, such as the fact that our principal executive officers own a majority interest in our advisor, our dealer-manager and our property manager, and our advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives.
•	No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount.
•	Until we generate operating cash flow sufficient to pay distributions to our stockholders, we may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of capital, reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment.
•	If we fail to qualify, or maintain the requirements, to be taxed as a REIT, it would reduce the amount of income available for distribution and limit our ability to make distributions to our stockholders.
•	You may not own more than 9.8% in value of the outstanding shares of our stock or more than 9.8% of the number or value of any class or series of our outstanding shares of stock.
•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.
•	We are dependent on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.
•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.
•	This is a “best efforts” offering and we might not sell all of the shares being offered.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are funds held in trust until subscriptions are accepted and funds are released.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.65	$0.35	$9.00
Total Maximum	$1,500,000,000	$97,500,000	$52,500,000	$1,350,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$237,500,000	$—	$—	$237,500,000

The dealer manager of this offering, American Realty Capital Securities, LLC, has applied for membership as a member firm of the National Association of Securities Dealers, Inc., is our affiliate and will offer the shares on a best efforts basis. The minimum investment amount generally is $1,000. We will not sell any shares unless we sell a minimum of 200,000 shares to the public by , 2009, which is one year from the effective date of this offering. Pending a satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent Trust Company of America, in trust for subscriber’s benefit, pending release to us. You will not receive interest on such payments unless they are held for more than 35 days unless we do not sell at least 200,000 shares by , 2009, which is one year from the effective date of this offering, in which case we will promptly return all funds in the escrow account (including interest), and we will stop offering shares. See the “Plan of Distribution” section of this prospectus for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.

[EFFECTIVE DATE]
[, 2008]

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Initially, we will not have a public market for our common stock, and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or
•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

The minimum purchase is 100 shares ($1,000), except in certain states as described below. Purchases in amounts above the $1,000 minimum and all subsequent purchases may be made in whole or fractional shares, again subject to the limitations described below for certain states. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $100.00 or ten (10) whole shares. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least 100 shares ($1,000), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below:

•	Kentucky — Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.
•	Massachusetts, Ohio and Pennsylvania — Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Ohio or Pennsylvania resident’s net worth.
•	Kansas — In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

In all states listed above, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles.

i

Each participating broker-dealer, authorized representative or any other person selling shares on our behalf is required to:

•	make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and
•	maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you in the subscription agreement (Appendix A), consider whether you:

•	meet the minimum income and net worth standards established in your state;
•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation; and
•	have an apparent understanding of:
•	the fundamental risks of an investment in our common stock;
•	the risk that you may lose your entire investment;
•	the lack of liquidity of our common stock;
•	the restrictions on transferability of our common stock;
•	the background and qualifications of our advisor; and
•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

AMERICAN REALTY CAPITAL TRUST, INC.

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?
A:	In general, a real estate investment trust (REIT) is a company that:
•	pays distributions to investors of at least 90% of its taxable income;
•	avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and
•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.
Q:	How are you different from your competitors who offer unlisted finite-life public REIT shares or real estate limited partnership units?
A:	We focus our investments primarily on the acquisition of freestanding, single-tenant commercial properties net leased to investment grade and other creditworthy tenants. Unlike funds that invest solely in multi-tenant properties, we plan to acquire a diversified portfolio comprised primarily of a large number of single-tenant properties and a smaller number of multi-tenant properties that compliment our overall investment objectives. By acquiring a large number of single-tenant properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objectives of current income to our investors and preservation of capital from our overall portfolio. In addition, we believe that single-tenant commercial properties, as compared to shopping centers, office buildings, malls and other traditional multi-tenant properties, offer a distinct investment advantage since these properties generally require less management and operating capital and have less recurring tenant turnover. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic downturns in local markets. We seek to acquire properties with long term leases with investment grade or other creditworthy tenants. We will acquire or invest in properties located only in the United States and the Commonwealth of Puerto Rico.
Q:	What is the experience of your officers and directors?
A:	Nicholas S. Schorsch, our chairman and chief executive officer, founded and formerly served as President, CEO and Vice-Chairman of American Financial Realty Trust since its inception as a REIT in September 2002 until August 2006. American Financial Realty Trust is a publicly traded REIT listed on the NYSE that invests exclusively in office, bank branches and other operationally critical real estate assets that are net leased to tenants in the financial service industry such as banks and insurance companies. Through American Financial Resource Group and its successor corporation, now American Financial Realty Trust, Mr. Schorsch has executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate properties with transactional value of approximately $5 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young.

William M. Kahane, our President, Chief Operating Officer and Treasurer, began his career as a real estate lawyer practicing in the public and private sectors from 1974-1979. From 1981-1992 Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a Managing Director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate today. Mr. Kahane is currently a Managing Director of GF Capital Management & Advisors LLC, a New York based merchant banking firm, where he directs the firm’s real estate investments. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management.

Peter M. Budko, our Executive Vice President and Chief Investment Officer, founded and formerly served as Managing Director and Group Head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997-2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987-1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Market (predecessor to Bank of America Securities) becoming head of the group in 1990.

Brian S. Block, our Senior Vice President and Chief Financial Officer, began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the Chief Financial Officer of a venture capital-backed technology company for several years prior to joining American Financial Realty Trust in 2002. While at American Financial Realty Trust, Mr. Block served as Senior Vice President and Chief Accounting Officer from 2003 to 2007 and oversaw the financial, administrative and reporting functions of the organization. He is a certified public accountant and is a member of the AICPA and PICPA.

Michael Weil, our Executive Vice President and Secretary, was formerly the Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFR), where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter.

Q:	Will you acquire properties in joint ventures?
A:	Possibly. We may want to acquire properties through one or more joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. We also believe that joint ventures may offer us attractive investment opportunities that would otherwise not be available with owners who are reluctant to sell a 100% interest in their property. Our joint ventures may be with our affiliates or with third parties. Generally, we will only enter into a joint venture in which we will control the decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.
Q:	What steps do you take to make sure you invest in environmentally compliant property?
A:	Generally, we will obtain a Phase I environmental assessment of each property we purchase. These assessments, however, may not reveal all environmental hazards. In certain instances we will rely upon the experience of our advisor and we expect that in most cases we will request, but will not always obtain, a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. Additionally, many of our leases contain clauses that require a tenant to reimburse and indemnify us for any environmental contamination occurring at the property.
Q:	Generally, what are the terms of your leases?
A:	We will seek to secure leases from investment grade and other creditworthy tenants before or at the time we acquire a property. We expect that our leases generally will be net leases, which means that the tenant is responsible for all costs and expenses related to the use and operation of the property, including the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In certain of these leases, we will be responsible for the replacement of specific structural components of a property, such as the roof or structure of the building. We expect that our leases generally have terms of ten or more years, some of which have renewal options. We may, however, enter into leases that have a shorter term.

Q:	How do you determine whether tenants have the appropriate creditworthiness for each building lease?
A:	We will determine creditworthiness pursuant to various methods, including reviewing financial data and other information about the tenant. In addition, we may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We will compare the reports produced by these services to the relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income and cash flow statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.
Q:	What is an “UPREIT”?
A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use an UPREIT structure because a sale of property directly to a REIT generally is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property that desires to defer taxable gain on the sale of its property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges its UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, at the time of the exchange of units for shares, the former property owner will achieve liquidity for its investment. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.
Q:	Will the distributions I receive be taxable as ordinary income?
A:	Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”
Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?
A:	Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments, such as money market mutual funds, certificates of deposit, commercial paper, interest-bearing government securities and other short-term investments. We may be not be able to invest the proceeds in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.
Q:	How does a best efforts offering work?
A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.
Q:	Who can buy shares?
A:	Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Residents of certain states may have a different standard. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.
Q:	For whom is an investment in our shares recommended?
A:	An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.
Q:	May I make an investment through my IRA, SEP or other tax-deferred account?
A:	Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.
Q:	Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?
A:	Pending
Q:	Is there any minimum investment required?
A:	Yes. Generally, you must invest at least $1,000. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.
Q:	How do I subscribe for shares?
A:	If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.
Q:	Who is the transfer agent?
A:	The name, address and telephone number of our transfer agent is as follows:

[Name]
[Street Address]
[City, State Zip]
[Tel.]

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?
A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

x

•	following our commencement of distributions to stockholders, four quarterly or 12 monthly distribution reports;
•	three quarterly financial reports;
•	an annual report;
•	an annual Form 1099; and
•	supplements to the prospectus during the offering period.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;
•	facsimile;
•	electronic delivery; or
•	posting, or providing a link, on our affiliated website, which is [www.americanrealtycap.com].
Q:	When will I get my detailed tax information?
A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.
Q:	Who can help answer my questions?
A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

American Realty Capital Securities, LLC
1725 The Fairway
Jenkintown, PA 19046
(215) 887-2189
or

405 Park Avenue
New York, NY 10022
(212) 415-6500
Attn: Investor Services
[www.americanrealtycap.com]

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc. is a newly organized Maryland corporation, incorporated on August 17, 2007 that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2008. We expect to use the net proceeds from this offering to acquire and operate a portfolio of commercial real estate primarily consisting of freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants located throughout the United States and Commonwealth of Puerto Rico. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Our corporate offices are located at 1725 The Fairway, Jenkintown, PA 19046. Our telephone number is 215-887-2189. Our fax number is 215-887-2585, and the e-mail address of our investor relations department is [investorservices@americanrealtycap.com].

Our executive offices are located at 405 Park Avenue, New York, New York 10022. Our telephone number is 212-415-6500 and our fax number is 212-XXX-XXXX.

Our regional sales offices are located at [address], Boston, MA.

Additional information about us and our affiliates may be obtained at [website], but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Advisor

American Realty Capital Advisors, LLC, a Delaware limited liability company, is our advisor and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have five directors, Nicholas S. Schorsch, William M. Kahane, [Ind. Dir.], [Ind. Dir.] and [Ind. Dir.]. Each of the latter three is independent of American Realty Capital Advisors, LLC. Each of our executive officers and two of our directors are affiliated with American Realty Capital Advisors, LLC. Our charter, which requires that a majority of our directors be independent of us, our sponsor, American Realty Capital Advisors, LLC, or any of our or their affiliates, provides that our independent directors will be responsible for reviewing the performance of American Realty Capital Advisors, LLC and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by the stockholders.

Our REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

Following are some of the risks relating to your investment:

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts among us and our advisor, since (i) our principal executive officers own a majority interest in our advisor, our dealer manager and our property manager, (ii) our advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives, and (iii) our advisor’s compensation arrangements with us and other American Realty Capital-sponsored programs may provide incentives that are not aligned with the interests of our stockholders.
•	We have no operating history, nor do we currently own any properties. This is considered a blind pool offering since we have not identified any properties to acquire with the proceeds of this offering. As a result, you will be unable to evaluate the economic merit of all of our future investments prior to our making them and there may be a substantial delay in receiving a return, if any, on your investment.
•	You may not own more than 9.8% in value of the outstanding shares of our common stock or more than 9.8% of the number or value of any class or series of our outstanding shares of stock. Therefore, your ability to control the direction of our company will be limited.
•	No public market currently exists for our shares of common stock and one may never exist. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.
•	This is a best efforts offering and we might not sell all of the shares being offered. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location, tenant mix and property type.
•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.
•	Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital, reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment.
•	If we fail to continue to qualify as a REIT for federal income tax purposes or if we qualify and subsequently lose our REIT status, our operations and ability to make distributions to our stockholders would be adversely affected.
•	We are dependent on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.
•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.
•	Our board of directors has the authority to designate and issue one or more classes or series of preferred stock without stockholder approval, with rights and preferences senior to the rights of holders of common stock, including rights to payment of distributions. If we issue any preferred shares, the amount of funds available for the payment of distributions on the common stock could be reduced or eliminated.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments

We expect to use substantially all of the net proceeds from this offering to acquire and operate a portfolio of commercial real estate consisting primarily of freestanding, single-tenant commercial properties net leased to investment grade tenants, which generally are companies that have a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or are guaranteed by a company with such rating, and other creditworthy tenants located throughout the United States and the Commonwealth of Puerto Rico. We also may invest in a smaller number of multi-tenant properties that compliment our overall investment objectives. In addition, we may invest in entities that make similar investments. If our advisor determines that, due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we also may invest in mortgage, bridge or mezzanine loans or participations therein. We intend to hold each property for eight to ten years. We will acquire or invest in properties located only in the United States and the Commonwealth of Puerto Rico.

Our advisor, American Realty Capital Advisors, LLC, will make recommendations to our board of directors for our investments. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation potential. We will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders in determining to approve or reject each of these investment recommendations. See the section of this prospectus captioned “Investment Objectives and Policies — Real Property Investments” for a more detailed descriptions. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained American Realty Capital Advisors, LLC to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under “Our Advisor,” below, our advisor will be responsible for making investment decisions where the purchase price of a particular property is less than $15,000,000 and the investment does not exceed stated leverage limitations. Where such leverage limitations are exceeded, or where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors.

Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares we sell in this offering, we estimate for each share sold in this offering approximately $8.62 (assuming no shares available under our distribution reinvestment plan are sold) will be available for the purchase of real estate. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent
Gross Offering Proceeds	$1,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	150,000,000	10.0%
Organization and Offering Expenses	22,500,000	1.5%
Amount Available for Investment	1,327,500,000	88.5%

	Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent
Acquisition and Development:
Acquisition and Advisory Fees	26,550,000	1.77%
Acquisition Expenses	6,000,000	0.4%
Initial Working Capital Reserve	1,500,000	0.1%
Amount Invested in Properties	$1,293,450,000	86.23%

Investment Objectives

Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and
•	to preserve, protect and return your invested capital.

We also seek capital gain from our investments. See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and investment restrictions.

Conflicts of Interest

American Realty Capital Advisors, LLC, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	The management personnel of American Realty Capital Advisors, LLC, each of whom also makes investment decisions for other American Realty Capital-sponsored programs and direct investments, must determine which investment opportunities to recommend to us or another American Realty Capital-sponsored program or joint venture, and must determine how to allocate resources among us and the other American Realty Capital-sponsored programs;
•	American Realty Capital Advisors, LLC may structure the terms of joint ventures between us and other American Realty Capital-sponsored programs;
•	We have retained American Realty Capital Properties, LLC, an affiliate of American Realty Capital Advisors, LLC, to manage and lease some or all of our properties;
•	American Realty Capital Advisors, LLC and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved; and
•	American Realty Capital Advisors, LLC and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties.

Our officers and one of our directors also will face these conflicts because of their affiliation with American Realty Capital Advisors, LLC. These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with American Realty Capital Advisors, LLC.

(1)	The investors in this offering will own registered shares of common stock in American Realty Capital Trust, Inc.
(2)	The Individuals are our sponsors, Nicholas S. Schorsch and William M. Kahane and their affiliates, whose ownership in the affiliates is represented by direct and indirect interests.
(3)	American Realty Capital II, LLC currently owns 20,000 shares of our common stock, which represents 100% of our outstanding common stock as of August 31, 2007.

Prior Offering Summary

Nicholas S. Schorsch was the founder and former President, CEO and Vice-Chairman of American Financial Realty Trust (“AFR”). AFR went public in June 2003 in what was then the second largest real estate investment trust initial public offering (“IPO”) in U.S. history, raising over $800 million. Three years later AFR was an industry leader, with approximately $4.27 billion in assets, in excess of 1,110 properties in more than 37 states, over 35.0 million rentable square feet, 175 employees, and a portfolio consisting of such noteworthy tenants as Wachovia, Bank of America, BB&T, Charter One, and Citizens Bank.

From AFR’s initial public offering (“IPO”) in June 2003 to August 2006, when Messrs. Schorsch and Kahane resigned from AFR to form American Realty Capital (“ARC”), AFR had acquired more than 1,500 properties with over 33 million rentable square feet, at an initial cost of $5.1 billion. AFR sold approximately 360 properties for approximately $850 million resulting in a net gain of approximately $127 million. The prior performance of Mr. Messrs. Schorsch and Kahane is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

The Offering

We are offering an aggregate of 150,000,000 shares of common stock in our primary offering on a best-efforts basis at $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering 25,000,000 shares of common stock under our distribution reinvestment plan at $9.50 per share, subject to certain limitations, as described in the “Summary of Distribution Reinvestment Plan” section of this prospectus. We will offer shares of common stock in our primary offering until the earlier of [], 2010, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell 150,000,000 shares. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 25,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. Under the Securities Act of 1933, as amended (Securities Act), and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state. We may terminate this offering at any time prior to the stated termination date. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

We will not sell any shares unless we sell a minimum of 200,000 shares of our common stock by [], 2009, which is one year from the effective date of this offering. Our directors, officers, advisor and their respective affiliates may purchase for investment shares of our common stock in this offering. However, purchases by our directors, officers, advisor or their affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, [ ], in trust for subscribers’ benefit, pending release to us. If we do not sell 200,000 shares of our common stock to the public by [], 2009, which is one year from the effective date of this offering, we will terminate this offering and return all subscribers’ funds, plus interest, without deduction for any expenses within ten days thereafter. Funds in escrow will be invested in short-term investments that mature on or before [date], which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Compensation to American Realty Capital Advisors, LLC and its Affiliates

American Realty Capital Advisors, LLC and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. No effect is given to any shares sold through our distribution reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/Maximum Offering (150,000,000 shares)
Selling Commission	We will pay to American Realty Capital Securities, LLC 6.5% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; American Realty Capital Securities, LLC will reallow all selling commissions to participating broker-dealers.	$130,000 / $97,500,000
Dealer Manager Fee	We will pay to American Realty Capital Securities, LLC 3.5% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; American Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fees to participating broker-dealers.	$70,000 / $52,500,000
Other Organization and Offering Expenses	We will reimburse American Realty Capital Advisors, LLC up to 1.5% of gross offering proceeds for organization and offering expenses.	$30,000 / $22,500,000

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/Maximum Offering (150,000,000 shares)
Operational Stage
Acquisition and Advisory Fees	We will pay to American Realty Capital Advisors, LLC 2% of the contract purchase price of each property acquired.	$35,400 / $26,550,000
Acquisition Expenses	We will reimburse American Realty Capital Advisors, LLC for acquisition expenses incurred in acquiring property. We expect these fees to be approximately 0.5% of the purchase price of each property. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4% of the contract
	purchase price.	Actual amounts are dependent upon the actual expenses incurred in acquiring a property or asset, and therefore cannot be determined at this time.
Asset Management Fees	We will pay American Realty Capital Advisors, LLC a monthly fee equal to 0.02083%, which is one-twelfth of 0.25%, of the aggregate assets value plus costs and expenses incurred by the advisor in providing asset management services.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value there is no maximum dollar amount of this fee.
Property Management and Leasing Fees	For the management and leasing of our properties, we will pay to American Realty Capital Properties, LLC, an affiliate of our advisor, a property management fee up to (i) 2% of gross revenues from our single tenant properties and (ii) 4% of gross revenues from our multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. We also will reimburse American Realty Capital Properties, LLC’s costs of managing the properties. American Realty Capital Properties, LLC or its affiliates may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent. The aggregate of all property management and leasing fees paid to our affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/Maximum Offering (150,000,000 shares)
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain, and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.
Liquidation/ Listing Stage
Real Estate Commissions	A brokerage commission paid on the sale of property, not to exceed 3% of the contract price for property sold (inclusive of any commission paid to outside brokers), in each case, payable to our advisor if our advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	15% of remaining net sale proceeds after return of capital plus payment to investors of a 6% cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)	15% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 6% cumulative, non-compounded annual return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this fee.

Distribution Policy and Distributions

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States of America (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. We expect to calculate our quarterly or monthly distributions based upon daily record and distribution declaration dates so investors may be entitled to distributions immediately upon purchasing our shares. We expect that such distributions will begin no later than the third quarter after the commencement of this offering. However, because we have not identified any probable investments, there can be no assurance as to when, or if, we will begin to generate sufficient cash flow for distribution to our stockholders. In the event we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. See the section of this prospectus captioned “Description of Shares — Distribution Policy and Distributions” for a description of our distributions.

Listing

We will seek to list our shares of common stock for trading on a national securities exchange or any successor exchange or market when and if our independent directors believe listing would be in the best interest of our stockholders. However, at this time, we have no intention to list our shares. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. If we do not list our shares of common stock on a national securities exchange by the 10th anniversary of the commencement of this offering, we intend to either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or
•	seek stockholder approval of the liquidation of our corporation.

If we seek and do not obtain stockholder approval of an extension or amendment to the listing deadline, we intend then to seek stockholder approval of our liquidation. If we fail to obtain stockholder approval of our liquidation, we would continue to operate as before. In such event, there would be no public market for shares of our common stock, and you could be required to hold the shares indefinitely. If we seek and obtain stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute, subject to our advisor’s subordinated participation, our net proceeds to you.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be the higher of 95% of the fair market value per share as determined by our board of directors and $9.50 per share. No sales commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon ten days prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of [], 2010, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below and in the section captioned “Description of Shares — Share Redemption Program.”

There are several restrictions on your ability to sell your shares to us under the program. You generally have to hold your shares for one year before selling your shares to us under the plan; however, we may waive the one-year holding period in the event of the stockholder’s death or bankruptcy, or other exigent circumstances. In addition, we limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year (shares requested for redemption upon the death of a stockholder will not be subject to this limitation); and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year. During the term of this offering, and subject to certain provisions described in the section of this prospectus captioned “Description of Shares  — Share Redemption Program,” the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 95% of the amount you paid for each share; after two years from the purchase date — 96.25% of the amount you paid for each share; after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100% of the amount you paid for each share.

Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn; provided, however, we may give priority to the redemption of a deceased stockholder’s shares. Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to our stockholders.

American Realty Capital Operating Partnership, L.P.

We expect to own substantially all of our real estate properties through American Realty Capital Operating Partnership, L.P., our operating partnership. We may, however, own properties directly, through subsidiaries of American Realty Capital Operating Partnership, L.P. or through other entities. We are the sole general partner of American Realty Capital Operating Partnership, L.P. and American Realty Capital Advisors, LLC is the initial limited partner of American Realty Capital Operating Partnership, L.P. Our ownership of properties in American Realty Capital Operating Partnership, L.P. is referred to as an “UPREIT.” This UPREIT structure may enable sellers of properties to transfer their properties to American Realty Capital Operating Partnership, L.P. in exchange for limited partnership interests of American Realty Capital Operating Partnership, L.P. and defer gain recognition for tax purposes with respect to such transfers of properties. The holders of units in American Realty Capital Operating Partnership, L.P. may have their units redeemed for cash or, at our option, shares of our common stock. At present, we have no plans to acquire any specific properties in exchange for units of American Realty Capital Operating Partnership, L.P.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We hold annual meetings of our stockholders for the purpose of electing our directors and/or conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (i) they meet the minimum suitability standards regarding income or net worth, which are described in the “Suitability Standards” section immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described above in the sections entitled “Suitability Standards” and “How to Subscribe.”

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in American Realty Capital Trust, Inc.

We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

We have no operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in August 17, 2007. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or independent financing. Although Mr. Schorsch, Mr. Kahane and other members of our advisor’s management have significant experience in the acquisition, finance, management and development of commercial real estate, the prior performance of real estate investment programs sponsored by affiliates of Mr. Schorsch, Mr. Kahane and our advisor may not be indicative of our future results.

Moreover, neither our advisor nor we have any established financing sources. Presently, both we and our advisor are funded by capital contributions from American Realty Capital II, LLC, a company wholly owned by Mr. Schorsch and Mr. Kahane. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;
•	increase awareness of the American Realty Capital Trust, Inc. name within the investment products market;
•	expand and maintain our network of licensed securities brokers and other agents;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and
•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

We have not yet acquired or identified any investments that we may make, and we do not currently own any properties. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of freestanding, single-tenant commercial properties net leased to investment grade or other creditworthy tenants. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. We will acquire or invest in properties located only in the United States and the Commonwealth of Puerto Rico. In addition, our advisor may make or invest in mortgage, bridge or mezzanine loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. We have established policies relating to the creditworthiness of tenants of our properties, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

You will not have the opportunity to evaluate our future investments before we make them, which makes an investment in us more speculative.

We will not provide you with information to evaluate our future investments prior to our acquisition of properties. We will seek to use the net proceeds from this offering, after the payment of fees and expenses, to acquire a portfolio of commercial real estate comprised primarily of a large number of freestanding, single-tenant commercial properties net leased to investment grade or other creditworthy tenants and a smaller number of multi-tenant properties that compliment our overall investment objectives. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. We will acquire or invest in properties located only in the United States and the Commonwealth of Puerto Rico. In addition, our advisor may make or invest in mortgage, bridge or mezzanine loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. We have established policies relating to the creditworthiness of tenants of our properties, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

There currently is no public market for our shares and there may never be one. If you are able to find a buyer for your shares, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock by a single investor, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors may reject any request for redemption of shares, or amend, suspend or terminate our share redemption program upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares. See “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Share Redemption Program” elsewhere for a more complete discussion on the restrictions on your ability to transfer your shares.

If we, through American Realty Capital Advisors LLC, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of American Realty Capital Advisors LLC, our advisor, in acquiring of our investments, selecting tenants for our properties and securing independent financing arrangements. We currently do not own any properties or have any operations, financing or investments. Except for investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more identified investments, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of American Realty Capital Advisors LLC and the oversight of our board of directors. We cannot be sure that American Realty Capital Advisors LLC will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through American Realty Capital Advisors LLC, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, if we cannot find at least one suitable investment within one year after we reach our minimum offering, or if our board of directors determines it is in the best interests of our stockholders, liquidate. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, in the event we develop properties, development of income-producing properties, likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. If American Realty Capital Advisors, LLC is unable to obtain suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. If we cannot invest proceeds from this offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a best efforts basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only sell 200,000 shares, we may be able to make only one investment. If we only are able to make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including Nicholas S. Schorsch, William M. Kahane, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on Mr. Schorsch or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the fullest extent permitted under Maryland law, subject to the limitations required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Associations, also known as the NASAA REIT Guidelines. Although our charter does not allow us to exonerate and indemnify our directors and officers to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

American Realty Capital Advisors, LLC will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

Affiliates of our advisor may sponsor other real estate investment programs in the future. We may buy properties at the same time as one or more of the other American Realty Capital-sponsored programs managed by officers and key personnel of American Realty Capital Advisors, LLC. There is a risk that American Realty Capital Advisors, LLC will choose a property that provides lower returns to us than a property purchased by another American Realty Capital-sponsored program. We cannot be sure that officers and key personnel acting on behalf of American Realty Capital Advisors, LLC and on behalf of managers of other American Realty Capital-sponsored programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other American Realty Capital-sponsored programs own properties. Also, we may acquire properties from, or sell properties to, other American Realty Capital-sponsored programs. If one of the other American Realty Capital-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations therein on our behalf, since other American Realty Capital-sponsored programs may be competing with us for these investments.

American Realty Capital Advisors, LLC faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint ventures with other American Realty Capital-sponsored programs for the acquisition, development or improvement of properties. American Realty Capital Advisors, LLC may have conflicts of interest in determining which American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, American Realty Capital Advisors, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since American Realty Capital Advisors, LLC and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceeds the percentage of our investment in the joint venture.

American Realty Capital Advisors, LLC and its officers and employees and certain of our key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

American Realty Capital Advisors, LLC and its officers and employees and certain of our key personnel and their respective affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Nicholas S. Schorsch, who also serves as the chairman of our board of directors, and William M. Kahane, president and chief operating officer, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties, to affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor, and (vii) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

American Realty Capital Advisors, LLC faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, American Realty Capital Advisors, LLC or its affiliates will be entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or its affiliates’ entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement will require us to pay a performance-based termination fee to our advisor or its affiliates in the event that we terminate the advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the advisor or its affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Proskauer Rose LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Proskauer Rose LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

Risks Related to This Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding stock and more than 9.8% in value or number, whichever is more restrictive, of any class of our outstanding stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Restriction on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 250,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares;
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. As a result, American Realty Capital Advisors, LLC and any affiliate of American Realty Capital Advisors, LLC may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition act any and all acquisitions of our common stock by American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

If we are required to register as an investment company under the Investment Company Act, we could not continue our business, which may significantly reduce the value of your investment.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act), pursuant to an exemption in Section 3(c)(5)(C) of the Investment Company Act and certain No-Action Letters from the Securities and Exchange Commission. Pursuant to this exemption, (1) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both, (2) at least 25% of our assets must consist of loans secured primarily by real estate (this percentage will be reduced by the amount by which the percentage in (1) above is increased); and (3) up to 20% of our assets may consist of miscellaneous investments. We intend to monitor compliance with these requirements on an ongoing basis. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superceded by the vote of others.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;
•	any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;
•	our liquidation or dissolution;
•	a reorganization of our company, as provided in our charter; and
•	any merger, consolidation or sale or other disposition of substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share redemption program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon 30 days notice or to reject any request for redemption. In addition, the share redemption program includes numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year (shares requested for redemption upon the death of a stockholder will not be subject to this limitation); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits might prevent us from accommodating all redemption requests made in any year. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

The dealer manager, American Realty Capital Securities, LLC, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 250,000,000 shares of stock, of which 240,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Existing stockholders and investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of American Realty Capital Operating Partnership, L.P., existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. In addition, the partnership agreement for American Realty Capital Operating Partnership, L.P. contains provisions that would allow, under certain circumstances, other entities, including other American Realty Capital-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of American Realty Capital Operating Partnership, L.P. Because the limited partnership interests of American Realty Capital Operating Partnership, L.P. may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between American Realty Capital Operating Partnership, L.P. and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to American Realty Capital Advisors, LLC and its affiliates reduces cash available for investment and distribution.

American Realty Capital Advisors, LLC and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage, bridge or mezzanine loans, if any, and the administration of our other investments. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from such properties, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay or maintain our current level of distributions or that distributions will increase over time. We cannot give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our REIT status. We may increase borrowing or use proceeds from this offering to make distributions, each of which could be deemed to be a return of your capital. We may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned “Description of Shares — Distributions Policy.”

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

We expect that many of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

A high concentration of our properties in a particular geographic area, or that have tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We intend to reserve only 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Many of our leases will not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future will be, subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While we expect that many of our properties will be leased on a triple-net-lease basis or will require the tenants to pay all or a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slow down experienced by the nation as a whole or by the local economics where our properties may be located:

•	poor economic conditions may result in tenant defaults under leases;
•	re-leasing may require concessions or reduced rental rates under the new leases; and
•	increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and expires on December 31, 2007. There is no assurance that Congress will extend the insurance beyond 2007. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties are contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

If we contract with an affiliated development company for newly developed property, we cannot guarantee that our earnest money deposit made to the development company will be fully refunded.

While we currently do not have an affiliated development company, our sponsor and/or its affiliates may form a development company. In such an event, we may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from an affiliate of American Realty Capital Advisors, LLC that is engaged in construction and development of commercial real properties. Properties acquired from an affiliated development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by an affiliated development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by our affiliate. At the time of contracting and the payment of the earnest money deposit by us, our development company affiliate typically will not have acquired title to any real property. Typically, our development company affiliate will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with our development company affiliate even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from our development company affiliate, and will be entitled to a refund of our earnest money, in the following circumstances:

•	our development company affiliate fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or
•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of our development company affiliate to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since our development company affiliate may be an entity without substantial assets or operations. However, our development company affiliate’s obligation to refund our earnest money deposit may be guaranteed by American Realty Capital Properties, LLC, our property manager, which will enter into contracts to provide property management and leasing services to various American Realty Capital-sponsored programs, including us, for substantial monthly fees. As of the time American Realty Capital Properties, LLC may be required to perform under any guaranty, we cannot assure that American Realty Capital Properties, LLC will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of American Realty Capital Properties, LLC, we will likely be required to accept installment payments over time payable out of the revenues of American Realty Capital Properties, LLC operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Investment Objectives and Policies — Acquisition and Investment Policies.”

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.

Our properties typically are, and we expect will be, located in developed areas. Therefore, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Delays in acquisitions of properties may an have adverse effect on your investment.

There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. See “Investment Objectives and Policies — Environmental Matters.”

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our recovery of an investment in a mortgage, bridge or mezzanine loans that has defaulted may be limited.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties will be subject to the Americans with Disabilities Act of 1990 (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any single improved property. However, under our charter, we are required to limit our borrowings to 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors. Our borrowings will not exceed 300% of our net assets, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

Current state of debt markets could have a material adverse impact on our earnings and financial condition

The commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace American Realty Capital Advisors, LLC as our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter generally limits us to incurring debt no greater than 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of all of our assets, unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

We will elect to be taxed as a REIT beginning with the tax year ended December 31, 2008. In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and

Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. Proskauer Rose LLP, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific rules, the various tests imposed by the Internal Revenue Code. Proskauer Rose LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Proskauer Rose LLP’s legal judgment based on the law in effect as of the date of this prospectus. Proskauer Rose LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of American Realty Capital Operating Partnership, L.P. or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect investors.

Because our operations are governed to a significant extent by the federal tax laws, new legislative or regulatory action could adversely affect investors.

You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax of 1980, as amended, known as FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.”

In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;
•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;
•	your investment satisfies the prudence and diversification requirements of ERISA;
•	your investment will not impair the liquidity of the plan or IRA;
•	your investment will not produce UBTI for the plan or IRA;
•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and
•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this registration statement, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this registration statement, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any forward-looking statements are subject to unknown risks and uncertainties, including those discussed in the “Risk Factors” section of this registration statement.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 150,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 86.23% of the money that stockholders invest will be used to buy real estate or make other investments, while the remaining approximately 13.77% will be used for working capital, and to pay expenses and fees including the payment of fees to American Realty Capital Advisors, LLC, our advisor, and American Realty Capital Securities, LLC, our dealer manager.

	Offering Amount(1)	Percent
Gross Offering Proceeds	1,500,000,000	100
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(2)	150,000,000	10.0
Organization and Offering Expenses(3)	22,500,000	1.5
Amount Available for Investment(4)	1,327,500,000	88.5
Acquisition and Development
Acquisition and Advisory Fees(5)	26,550,000	1.77
Acquisition Expenses(6)	6,000,000	0.4
Initial Working Capital Reserve(7)	1,500,000	0.1
Amount Invested in Properties(8)	1,293,450,000	86.23

(1)	Assumes the maximum offering is sold, which includes 150,000,000 shares offered to the public at $10.00 per share. No effect is given to the 25,000,000 shares offered pursuant to our distribution reinvestment plan at $9.50 per share.
(2)	Includes selling commissions equal to 6.5% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 3.5% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager, in its sole discretion, may reallow selling commissions of up to 6.5% of gross offering proceeds to other broker-dealers participating in this offering attributable to the shares sold by them and may reallow its dealer manager fee up to 3.5% of gross offering proceeds in marketing fees and due diligence expenses to broker-dealers participating in this offering based on such factors including the participating broker-dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers. Additionally, we will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.
(3)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse American Realty Capital Advisors,

LLC, our advisor, for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee. American Realty Capital Advisors, LLC and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses in excess of 10% of the gross offering proceeds. We currently estimate that approximately $22,500,000 of organization and offering costs will be incurred if the maximum offering of 150,000,000 shares is sold.
(4)	Until required in connection with the acquisition and/or development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
(5)	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties. We will pay to our advisor, acquisition and advisory fees up to a maximum amount of 2% of the contract purchase price of each property acquired, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount invested in properties. Acquisition and advisory fees do not include acquisition expenses. For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets.
(6)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed expenses of 0.5% of average invested assets, which for purposes of this table we have assumed is our estimated amount invested in properties; however, expenses on a particular acquisition may be higher. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 4% of the contract purchase price of the property, or in the case of a mortgage loan 4% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.
(7)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be “net” leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.
(8)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained American Realty Capital Advisors, LLC to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under “Our Advisor,” below, our advisor will be responsible for making investment decisions where the purchase price of a particular property is less than $15,000,000 and the investment does not exceed stated leverage limitations. Where such leverage limitations are exceeded or where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors.

Our charter has been reviewed and ratified by at least a majority of our board of directors, including the independent directors. This ratification by our board of directors is required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than nine, provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. We have a total of five directors, including three independent directors. Our charter provides that a majority of the directors must be independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of American Realty Capital Advisors, LLC or its affiliates or any other real estate investment trust organized by our sponsor or advised by American Realty Capital Advisors, LLC, has not otherwise been affiliated with such entities for the previous two years and does not serve as a director of more than three REITs organized by any principal executive or advised by American Realty Capital Advisors, LLC. Of our five directors, three are considered independent directors. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. Currently, each of our directors has substantially in excess of three years of relevant real estate experience.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The board also is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors who are not otherwise interested in the transaction, must approve all transactions with American Realty Capital Advisors, LLC or its affiliates. The independent directors also are responsible for reviewing the performance of American Realty Capital Advisors, LLC and determining that the compensation to be paid to American Realty Capital Advisors, LLC is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to American Realty Capital Advisors, LLC or its affiliates in relation to the size, composition and performance of our investments;
•	the success of American Realty Capital Advisors, LLC in generating appropriate investment opportunities;
•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;
•	additional revenues realized by American Realty Capital Advisors, LLC and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by American Realty Capital Advisors, LLC and the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by American Realty Capital Advisors, LLC or its affiliates for its other clients.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of American Realty Capital Advisors, LLC, any non-independent director or any of their respective affiliates, or (2) any transaction between us and American Realty Capital Advisors, LLC, any non-independent director or any of their respective affiliates.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of our three independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
Nicholas S. Schorsch	46	Chairman of the Board of Directors and Chief Executive Officer
William M. Kahane	59	President, Chief Operating Officer, Treasurer and Director
Peter M. Budko	47	Executive Vice President and Chief Investment Officer
Michael Weil	40	Executive Vice President and Secretary
Brian Block	35	Senior Vice President and Chief Financial Officer
To be named		Independent Director
To be named		Independent Director
To be named		Independent Director

Nicholas S. Schorsch has served as the chairman of the board and chief executive officer of our company since our formation. He also has been the chief executive officer of American Realty Capital Properties, LLC, and American Realty Capital Advisors, LLC since its formation. Mr. Schorsch founded and formerly served as President, CEO and Vice-Chairman of American Financial Realty Trust since its inception as a REIT in September 2002 until August 2006. American Financial Realty Trust is a publicly traded REIT that invests exclusively in office and other operating real estate assets that are net leased to tenants in the financial service industry such as banks and insurance companies. Through American Financial Resource Group and its successor corporation, now American Financial Realty Trust, Mr. Schorsch has executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young.

William M. Kahane has served as President, chief operating officer and treasurer of our company since its formation. He has been active in the structuring and financial management of commercial real estate investments for over 25 years. He is also president, chief operating officer and treasurer of American Realty Capital Properties, LLC and American Realty Capital Advisors, LLC. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974-1979. From 1981-1992 Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a Managing Director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate today. Mr. Kahane is currently a Managing Director of GF Capital Management & Advisors LLC, a New York based merchant banking firm, where he directs the firm’s real estate investments. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management.

Peter M. Budko has served as Executive Vice President and Chief Investment Officer of our company since its formation. He also is executive vice president and chief investment officer of American Realty Capital Advisors, LLC, American Realty Capital Properties, LLC and American Realty Capital Securities, LLC. Mr. Budko founded and formerly served as Managing Director and Group Head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997-2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987-1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Market (predecessor to Bank of America Securities) becoming head of the group in 1990.

Brian S. Block, our Senior Vice President and Chief Financial Officer, began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the Chief Financial Officer of a venture capital-backed technology company for several years prior to joining American Financial Realty Trust in 2002. While at American Financial Realty Trust, Mr. Block served as

Senior Vice President and Chief Accounting Officer from 2003 to 2007 and oversaw the financial, administrative and reporting functions of the organization. He is a certified public accountant and is a member of the AICPA and PICPA.

Michael Weil, has served as our Executive Vice President and Secretary since its formation. He also is executive vice president and chief financial officer of American Realty Capital Advisors, LLC and American Realty Capital Properties, LLC. He was formerly the Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFR), where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter.

Compensation of Directors

We pay to each of our independent directors a retainer of $25,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 1,000,000 shares of common stock for future issuance upon the exercise of stock options that may be granted to our independent directors pursuant to our stock option plan (described below). We have granted each of our independent directors options to purchase 3,000 shares of common stock. The options were granted to them on the date such independent director was elected as a director. Such options have an exercise price equal to $10.00 per share and vest after two years from the date of grant. We expect that the independent directors will receive additional 3,000-share option grants on the date of each annual meeting of stockholders, each with an exercise price equal to $10.00 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100% of the then-current fair market value per share. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of American Realty Capital Trust, Inc. or American Realty Capital Advisors, LLC or their affiliates, we do not pay compensation for services rendered as a director.

Stock Option Plan

We have adopted a stock option plan under which our independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. Our stock option plan is designed to enhance our profitability and value for the benefit of our stockholders by enabling us to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

We have authorized and reserved 1,000,000 shares of our common stock for issuance under our stock option plan. The board of directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our stock option plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.

Our stock option plan provides for the automatic grant of a nonqualified stock option to each of our independent directors, without any further action by our board of directors or the stockholders, to purchase 3,000 shares of our common stock on the date of each annual stockholder’s meeting. The exercise price for all stock options granted under our stock option plan will be fixed at $10 per share until the termination of our initial public offering, and thereafter the exercise price for stock options granted to our independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date.

Notwithstanding any other provisions of our stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we have issued, and we intend to issue, options to purchase our common stock under our independent directors’ stock option plan, which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code.

Under Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. Stock options with an exercise price that is less than the fair market value of the underlying stock as of the date of grant would be considered a “nonqualified deferred compensation plan.”

If Section 409A applies to any of the awards issued under the plan, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold federal income taxes on the amount deferred but includible in income due to Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute, the regulations issued under Section 409A and legislative history, the options we have granted, and that the awards, agreements and arrangements that we currently intend to implement will not be subject to taxation under Section 409A because the options, award, agreement or arrangement will not be considered a “nonqualified deferred compensation plan.” Furthermore, if this belief is not correct, we intend to either terminate or modify such option, award, agreement or arrangement (during a transitional period provided by the Internal Revenue Service in Notice 2006-79 extending through December 31, 2007) so that Section 409A would not apply to such option, award, agreement or arrangement, or so that such option, award, agreement or arrangement complies with Section 409A’s timing and other requirements. Nonetheless, there can be no assurances that any options award, agreement or arrangement which we have entered into will not be affected by Section 409A, or that any such award, agreement or arrangement will not be subject to income taxation under Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Our charter contains a provision that eliminates directors’ and officers’ liability subject to the limitations of Maryland law and the NASAA REIT Guidelines. However, both Maryland law and the NASAA REIT Guidelines limit our ability to exonerate and indemnify our directors and officers, as set forth in our charter. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services;
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or
•	in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, American Realty Capital Advisors, LLC or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

In addition to the above provisions of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, American Realty Capital Advisors, LLC and our affiliates for losses arising from our operation by requiring that the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;
•	the person seeking indemnification was acting on our behalf or performing services for us; and
•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct.

In any such case, the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any director, officer, employee, agent or the advisor, his, her or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
•	the claims have been dismissed with prejudice by a court of competent jurisdiction; or a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless American Realty Capital Advisors, LLC and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Subject to applicable law, our charter requires us to advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement,
•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

The Advisor

Our advisor is American Realty Capital Advisors, LLC. Our officers and two of our directors also are officers, key personnel and/or members of American Realty Capital Advisors, LLC. American Realty Capital Advisors, LLC has contractual responsibility to us and our stockholders pursuant to the advisory agreement. American Realty Capital Advisors, LLC is indirectly wholly-owned and controlled by Messrs Schorsch and Kahane.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Nicholas S. Schorsch	46	Chief Executive Officer
William M. Kahane	59	President, Chief Operating Officer and Treasurer
Peter M. Budko	47	Executive Vice President and Chief Investment Officer
Michael Weil	40	Executive Vice President and Secretary
Brian S. Block	35	Senior Vice President and Chief Financial Officer

The backgrounds of Messrs. Schorsch, Kahane, Budko, Weil and Block are described in the “Management — Executive Officers and Directors” section of this prospectus.

In addition to the directors and key personnel listed above, American Realty Capital Advisors, LLC employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of American Realty Capital Operating Partnership, L.P.

The Advisory Agreement

Many of the services to be performed by American Realty Capital Advisors, LLC in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect American Realty Capital Advisors, LLC will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, American Realty Capital Advisors, LLC will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, American Realty Capital Advisors, LLC, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;
•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;
•	review and analyze each property’s operating and capital budget;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	arrange, structure and negotiate financing and refinancing of properties;
•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and
•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies.

The advisor may not acquire any property with a purchase price that is equal to or greater than $15,000,000 or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in such properties will be determined in the sole discretion of the advisor, subject at all times to such board of directors approval. Conversely, the advisor may acquire any real property with purchase price that is lower than $15,000,000, or finance any such acquisition, on our behalf, without the prior approval of the board of directors, if the following conditions are satisfied: (i) the investment in the property would not, if consummated, violate our investment guidelines, (ii) the investment in the property would not, if consummated, violate any restrictions on indebtedness; and (iii) the consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor.

The advisory agreement has a one-year term ending [date], 2009, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without penalty immediately upon a change of control of us, or upon 60 days’ written notice without penalty.

If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We pay American Realty Capital Advisors, LLC a monthly asset management fee equal to 0.02083% of the aggregate asset value of our assets. We also pay American Realty Capital Advisors, LLC acquisition and advisory fees equal to 2% of the contract purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. We also pay to American Realty Capital Advisors, LLC a finance coordination fee equal to 1% of the amount available and/or outstanding under any debt financing that we obtain and use for the acquisition of properties and other investments or that is assumed, directly or indirectly, in connection with the acquisition of properties. Additionally, we are required to pay to American Realty Capital Advisors, LLC or its affiliates fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and an 6% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 6% annual cumulative, non-compounded return to investors. Upon termination of the Advisory Agreement, we may be required to pay to American Realty Capital Advisors, LLC or its affiliates a similar performance fee if American Realty Capital Advisors, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

American Realty Capital Advisors, LLC and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, American Realty Capital Advisors, LLC is required to devote sufficient resources to our administration to discharge its obligations. American Realty Capital Advisors, LLC currently has no paid employees; however, as of [date], 2008, its affiliates had approximately 30 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. American Realty Capital Advisors, LLC may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to American Realty Capital Advisors, LLC or its affiliates under the advisory agreement are described in further detail in the section captioned “Management Compensation” below. We also describe in that section our obligation to reimburse American Realty Capital Advisors, LLC for organization and offering expenses, administrative and management services, and payments made by American Realty Capital Advisors, LLC to third parties in connection with potential acquisitions.

Affiliated Companies

American Realty Capital II, LLC

Upon termination of the Advisory Agreement, American Realty Capital II, LLC may be entitled to a performance fee if American Realty Capital II, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 6% per year cumulative, non-compounded return.

American Realty Capital II, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that American Realty Capital II, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to American Realty Capital II, LLC under the promissory note, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with American Realty Capital II, LLC a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with American Realty Capital II, LLC. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is earned by American Realty Capital II, LLC as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay American Realty Capital Advisors, LLC any further subordinated participation in net sale proceeds.

American Realty Capital II, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that American Realty Capital II, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to American Realty Capital II, LLC under the promissory note, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

Property Manager

Our properties are managed and leased initially by American Realty Capital Properties, LLC, our property manager. American Realty Capital Properties, LLC is indirectly wholly-owned and controlled by Messrs Schorsch and Kahane.. Nicholas S. Schorsch serves as chief executive officer of American Realty Capital Properties, LLC. William M. Kahane serves as its president and treasurer. Brian Block serves as Senior Vice President and Chief Financial Officer of American Realty Capital Properties, LLC. Peter M. Budko serves as Executive Vice President and Chief Investment Officer of American Realty Capital Properties, LLC. Michael Weil serves as Executive Vice President and Secretary of American Realty Capital Properties, LLC. See the “Conflicts of Interest” section of this prospectus.

American Realty Capital Properties, LLC was organized in 2007 to lease and manage properties that we or our affiliated entities acquire. In accordance with the property management and leasing agreement, we pay to American Realty Capital Properties, LLC a property management fee up to (i) 2% of gross revenues from our single tenant properties and (ii) 4% of gross revenues from our multi-tenant properties. In addition, we pay leasing commissions to American Realty Capital Properties, LLC based upon the customary leasing commission applicable to the geographic location of the property; provided however, that the aggregate of all property management and leasing fees paid to the property manager plus all payments to third parties may not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. American Realty Capital Properties, LLC derives substantially all of its income from the property management and leasing services it performs for us and other American Realty Capital-sponsored programs.

In the event that American Realty Capital Properties, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations” below.

The property management agreement among American Realty Capital Operating Partnership, L.P., American Realty Capital Trust, Inc. and American Realty Capital Properties, LLC has a one-year term ending [date], and is subject to successive one-year renewals unless American Realty Capital Properties, LLC provides written notice of its intent to terminate 30 days’ prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days’ prior written notice in the event of gross negligence or willful misconduct by the property manager.

American Realty Capital Properties, LLC hires, directs and establishes policies for employees who have direct responsibility for the operations of each property we acquire, which may include, but is not be limited to, on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and also may be employed by our advisor or certain companies affiliated with it.

The property manager also directs the purchase of equipment and supplies, and supervises all maintenance activity, for our properties. The management fees paid to the property manager cover, without additional expense to us, all of the property manager’s general overhead costs. The principal office of the property manager is located at 1725 The Fairway, Jenkintown, PA 19046.

Dealer Manager

American Realty Capital Securities, LLC, our dealer manager, has applied for membership as a member firm of the National Association of Securities Dealers, Inc. (NASD). American Realty Capital Securities, LLC was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital Trust, Inc., its affiliates and its predecessors.

American Realty Capital Securities, LLC provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we will pay to American Realty Capital Securities, LLC in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

American Realty Capital Securities, LLC is controlled by Messrs Schorsch and Kahane. American Realty Capital Securities, LLC is an affiliate of both our advisor and the property manager. See “Conflicts of Interest.”

The current officers of American Realty Capital Securities, LLC are:

Name	Age	Position(s)
Frank Chandler	45	President and Secretary

The background of Mr. Frank Chandler is described below:

Frank Chandler joined American Realty Capital in August of 2007. Prior to joining ARC, Mr. Chandler was Senior Vice President and National Sales Director for Boston Capital Securities, Inc. Boston Capital is a leading sponsor of private real estate funds and non-listed REITs. Mr. Chandler was responsible for overseeing Boston Capital Securities’ wholesaling staff, sales desk, marketing, key accounts and due diligence activities. He also was a member of Boston Capital real estate Dispositions Committee. Prior to joining Boston Capital in 1998, Mr. Chandler was a Vice President at Bear Stearns & Co. and a Registered Representative with

Drexel Burnham Lambert and Smith Barney. Mr. Chandler is currently serving a three year term as a member of the NASD District 11 Committee. He is Series 7 and Series 24 registered. He received a B.A. from Skidmore College.

Investment Decisions

The primary responsibility for the investment decisions of American Realty Capital Advisors, LLC and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian Block and Michael Weil. American Realty Capital Advisors, LLC seeks to invest in commercial properties on our behalf that satisfy our investment objectives. To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of their affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In addition, the advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000, if the following conditions are satisfied:

•	The investment in the property would not, if consummated, violate our investment guidelines;
•	The investment in the property would not, if consummated, violate any restrictions on indebtedness; and
•	The consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor and acceptable to the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Certain Relationships and Related Transactions

Advisory Agreement.  We will enter into an Advisory Agreement with American Realty Capital Advisors, LLC, whereby American Realty Capital Advisors, LLC will manage our day-to-day operations. In return, we will pay to American Realty Capital Advisors, LLC a monthly asset management fee equal to 0.02083% of the aggregate asset value of our assets. We also will pay to American Realty Capital Advisors, LLC up to 2.0% of the contract purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. We also will pay to American Realty Capital Advisors, LLC a financing coordination fee equal to 1.0% of the amount available under any debt financing that we obtain and use for the acquisition of properties and other investments. Additionally, we will be required to pay to American Realty Capital Advisors, LLC or its affiliates fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange or for quotation on The Nasdaq National Market, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and an 6.0% annual cumulative, non-compounded return or, in the case of the listing or quotation of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 6.0% annual cumulative, non-compounded return to investors.

Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors. Mr. Schorsch also is the chief executive officer of American Realty Capital Advisors, LLC. William M. Kahane, our President, Chief Operating Officer and Treasurer is the President, Chief Operating Officer and Treasurer of American Realty Capital Advisors, LLC. Mr. Schorsch and Mr. Kahane are indirect owners of American Realty Capital Advisors, LLC. Brian S. Block, our senior vice president and chief financial officer, is the senior vice president and chief financial officer of American Realty Capital Advisors, LLC. Peter M. Budko, our executive vice president and chief investment officer, is the executive vice president and chief investment officer of American Realty Capital Advisors, LLC. Michael Weil, our executive vice president and secretary is the executive vice president and secretary of American Realty Capital Advisors, LLC. For a further description of this agreement, see “Management — The Advisory Agreement” and “Management Compensation.” See also “Conflicts of Interest.”

Property Management and Leasing Agreement.  We will enter into a Property Management and Leasing Agreement with American Realty Capital Properties, LLC. We will pay to American Realty Capital Properties, LLC fees equal to (i) 2.0% from our single tenant properties and (ii) 4% of the gross revenues from our multi-tenant properties. In addition, we will pay leasing commissions to American Realty Capital Properties, LLC based upon the customary leasing commissions applicable to the geographic location of the property, subject to certain limits and a monthly asset management fee equal to 0.02083% of the aggregate asset value of our assets. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors. Mr. Schorsch also is the chief executive officer of American Realty Capital Properties, LLC. William M. Kahane, our President, Chief Operating Officer and Treasurer is the President, Chief Operating Officer and Treasurer of American Realty Capital Properties, LLC. Mr. Schorsch and Mr. Kahane are indirect owners of American Realty Capital Properties, LLC. Brian S. Block, our senior vice president and chief financial officer, is the senior vice president and chief financial officer of American Realty Capital Properties, LLC. Peter M. Budko, our executive vice president and chief investment officer, is the executive vice president and chief investment officer of American Realty Capital Properties, LLC. Michael Weil, our executive vice president and secretary is the executive vice president and secretary of American Realty Capital Properties, LLC. For a further description of this agreement, see “Management — Affiliated Companies — Property Manager” and “Management Compensation.” See also “Conflicts of Interest.”

Dealer Manager Agreement.  We will enter into a Dealer Manager Agreement with American Realty Capital Securities, LLC, our dealer manager. We will pay to American Realty Capital Securities, LLC 6.5% of the gross offering proceeds from this offering, except that no selling commissions will be paid on shares sold under our distribution reinvestment plan. American Realty Capital Securities, LLC may reallow all of the selling commission to participating broker-dealers. American Realty Capital Securities, LLC also will waive the selling commission with respect to shares sold by an investment advisory representative. Additionally, we will pay to American Realty Capital Securities, LLC a dealer manager fee equal to 3.5% of the gross offering proceeds sold through broker-dealers. American Realty Capital Securities, LLC may reallow all or part of the dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee for shares purchased through our distribution reinvestment plan. Nicholas S. Schorsch, our chief executive officer and a member of our board of directors, indirectly owns a majority of the ownership and voting interests of American Realty Capital Securities, LLC. William M. Kahane, our president and a member of our board of directors, indirectly owns a majority of the ownership and voting interests of American Realty Capital Securities, LLC. Frank Chandler is the president and secretary of American Realty Capital Securities, LLC. For a further description of this agreement, see “Management — Affiliated Companies — Dealer Manager,” “Management Compensation” and “Plan of Distribution.” See also “Conflicts of Interest.”

American Realty Capital II, LLC.  Upon termination of the Advisory Agreement, American Realty Capital II, LLC may be entitled to a performance fee if American Realty Capital II, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 6% per year cumulative, non-compounded return.

MANAGEMENT COMPENSATION

We have no paid employees. American Realty Capital Advisors, LLC, our advisor, and its affiliates manages our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to American Realty Capital Advisors, LLC and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any shares sold through out distribution reinvestment plan.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000 shares)(2)
Offering Stage
Selling Commissions — American Realty Capital Securities, LLC(3)	We will pay to American Realty Capital Securities, LLC 6.5% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commission is payable on shares sold under our distribution reinvestment plan. American Realty Capital Securities, LLC, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$130,000/$97,500,000
Dealer Manager Fee — American Realty Capital Securities, LLC(3)	We will pay to American Realty Capital Securities, LLC 3.5% of the gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. American Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$70,000/$52,500,000
Reimbursement of Other Organization and Offering Expenses — American Realty Capital Advisors, LLC(4)	We will reimburse American Realty Capital Advisors, LLC up to 1.5% of our gross offering proceeds. American Realty Capital Advisors, LLC will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse American Realty Capital Advisors, LLC for these amounts up to 1.5% of aggregate gross offering proceeds.	$30,000/$22,500,000
Acquisition and Operations Stage
Acquisition and Advisory Fees — American Realty Capital Advisors, LLC(5)(6)	We will pay to American Realty Capital Advisors, LLC a 2% of the contract purchase price of each property or asset.	$35,400/$26,550,000
Acquisition Expenses — American Realty Capital Advisors, LLC	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring property. We expect these expenses to be approximately 0.5% of the purchase price of each property. In no event will the total of all fees and acquisition expenses payable with respect to a particular property or investment exceed 4% of the contract purchase price.	Actual amounts are dependent upon the aggregate asset value of our properties and, therefore, cannot be determined at the present time.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000 shares)(2)
Asset Management Fee — American Realty Capital Advisors, LLC(7)	We will pay to American Realty Capital Advisors, LLC a monthly fee equal to 0.02083%, which is one-twelfth of 0.25%, of the aggregate asset value.	Actual amounts are dependent upon the aggregate asset value of our properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of aggregate asset value there is no limit on the aggregate amount of these fees.
Property Management Fees — American Realty Capital Properties, LLC(8)	We will pay to American Realty Capital Properties, LLC up to (i) 2% of the gross revenues from our single tenant properties and (ii) 4% of the gross revenues from our multi-tenant properties, plus reimbursement of American Realty Capital Properties, LLC’ costs of managing the properties.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of the gross revenue and/or market rates, there is no limit on the aggregate amount of these fees.
Leasing Commissions — American Realty Capital Properties, LLC(8)	We will pay to American Realty Capital Properties, LLC prevailing market rates. American Realty Capital Properties, LLC may also receive a fee for the initial listing of newly constructed properties, which generally would equal one month’s rent.	Actual amounts are dependent upon prevailing market rates in the geographic regions in which we acquire property and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these commissions.
Financing Coordination Fee — American Realty Capital Advisors, LLC(6)	For services in connection with the origination or refinancing of any debt financing we obtain and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire and/or assume such permanent financing. However, no acquisition fees will be paid on the investments of loan proceeds from any line of credit until such time as we have invested all net offering proceeds.	Actual amounts are dependent on the amount of any debt financing or refinancing and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of any debt financing, there is no limit on the aggregate amount of these fees.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000 shares)(2)
Operating Expenses — American Realty Capital Advisors, LLC(9)	We will reimburse the expenses incurred by American Realty Capital Advisors, LLC in connection with its provision of administrative services, including related personnel costs, subject to the limitation that we will not reimburse our advisor for any amount by which the operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.
Liquidation/Listing Stage
Real Estate Commissions — American Realty Capital Advisors, LLC or its Affiliates(10)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates a brokerage commission paid on the sale of property, not to exceed 3% of the contract price of each property sold (inclusive of commissions paid to third party brokers); provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no limit on the aggregate amount of these commissions.
Subordinated Participation in Net Sale Proceeds — American Realty Capital II, LLC(11)	After investors have received a return of their net capital invested and an 6% annual cumulative, non- compounded return, then American Realty Capital II, LLC is entitled to receive 15% of remaining net sale proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.
Subordinated Incentive Listing Fee — American Realty Capital II, LLC(11)(12)	Upon listing our common stock on a national securities exchange, our advisor is entitled to a fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 6% annual cumulative, non- compounded return to investors. We have no intent to list our shares at this time. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated participation in net sales proceeds and incentive listing fees with respect to which we may pay to American Realty Capital Advisors, LLC in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated maximum dollar amounts are based on the sale of a maximum of 150,000,000 shares to the public at $10.00 per share and the sale of 25,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.
(3)	Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.” Selling commissions and the dealer manager fee will not be charged with regard to shares purchased pursuant to our distribution reinvestment plan.
(4)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse American Realty Capital Advisors, LLC for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering.
(5)	This estimate assumes the amount of proceeds available for investment is equal to the gross offering proceeds less the public offering expenses, and we have assumed that no financing is used to acquire properties or other real estate assets. Our board’s investment policies limit our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 4% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.
(6)	Included in the computation of such fees will be any real estate commission, acquisition and advisory fee, development fee, construction fee, non-recurring management fee, loan fees, financing coordination fees or points or any fee of a similar nature.
(7)	Aggregate asset value will be equal to the aggregate value of our assets (other than investments in bank accounts, money markets funds or other current assets) at cost before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets at the date of measurement, except that during such periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling fiduciaries of employee benefit plans stockholders to comply with applicable Department of Labor reporting requirements, aggregate asset value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets’ aggregate valuation most recently established by our board without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.
(8)	The property management and leasing fees payable to American Realty Capital Properties, LLC are subject to the limitation that the aggregate of all property management and leasing fees paid to American Realty Capital Properties, LLC and its affiliates plus all payments to third parties for property management and leasing services may not exceed the amount that other non-affiliated property management and leasing companies generally charge for similar services in the same geographic location. Additionally, all property management and leasing fees, including both those paid to American Realty Capital Properties, LLC and third parties, are subject to the limit on total operating expenses as described in footnote (4). American Realty Capital Properties, LLC may subcontract its duties for a fee that may be less than the fee provided for in our property management agreement with American Realty Capital Properties, LLC.
(9)	We may reimburse our advisor in excess of that limit in the event that a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. We will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.

We lease a portion of our office space from an affiliate of our advisor and share the space with other American Realty Capital-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(10)	Although we are most likely to pay real estate commissions to American Realty Capital Advisors, LLC or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.
(11)	Upon termination of the Advisory Agreement, American Realty Capital II, LLC may be entitled to a similar performance fee if American Realty Capital II, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 6% per year cumulative, non-compounded return.

American Realty Capital II, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that American Realty Capital II, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to American Realty Capital II, LLC under the promissory note, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(12)	If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with American Realty Capital II, LLC a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with American Realty Capital II, LLC. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is earned by American Realty Capital II, LLC as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay American Realty Capital Advisors, LLC any further subordinated participation in net sale proceeds.

American Realty Capital II, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that American Realty Capital II, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to American Realty Capital II, LLC under the promissory note, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of the company will not exceed, in any fiscal year, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors find that, based on unusual and non-recurring factors, a higher level of expense is justified for that year. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;
•	the success of American Realty Capital Advisors, LLC in generating opportunities that meet our investment objectives;
•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;
•	additional revenues realized by American Realty Capital Advisors, LLC through its relationship with us;
•	the quality and extent of service and advice furnished by American Realty Capital Advisors, LLC;
•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•	the quality of our portfolio in relationship to the investments generated by American Realty Capital Advisors, LLC for the account of other clients.

Since American Realty Capital Advisors, LLC and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, American Realty Capital Advisors, LLC is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors and proposed directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Common Stock Beneficially Owned(2)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Nicholas S. Schorsch, Chairman of the Board of Directors, Chief Executive Officer(3)	10,000	50%
William M. Kahane, President, Chief Operating Officer, Director and Treasurer(3)	10,000	50%
Peter M. Budko, Executive Vice President and Chief Investment Officer	—	—
Michael Weil, Executive Vice President and Secretary	—	—
Brian S. Block, Senior Vice President and Chief Financial Officer	—	—
[name], Independent Director	—	—
[name], Independent Director	—	—
[name], Independent Director	—	—
All directors and executive officers as a group (seven persons)(7)	—	—

(1)	Address of each beneficial owner listed is:

Nicholas S. Schorsch c/o American Realty Capital 1725 The Fairway Jenkintown, PA 19046	William M. Kahane c/o American Realty Capital 405 Park Avenue New York, NY 10022
(2)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (a) 20,000 shares outstanding as of August 31, 2007, and (b) shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days following [date]. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.
(3)	The 20,000 shares owned in the aggregate by Messrs. Schorsch and Kahane include 20,000 shares owned by American Realty Capital II, LLC.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with American Realty Capital Advisors, LLC, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which American Realty Capital Advisors, LLC and its affiliates will be compensated by us. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Our advisor and its affiliates will try to balance our interests with their duties to other American Realty Capital-sponsored programs. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Affiliates of our officers and entities owned or managed by such affiliates may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of the properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

Other Activities of American Realty Capital Advisors, LLC and its Affiliates

We will rely on American Realty Capital Advisors, LLC for the day-to-day operation of our business. As a result of the interests of members of its management in other American Realty Capital-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, American Realty Capital Advisors, LLC and its affiliates have conflicts of interest in allocating their time between us and other American Realty Capital-sponsored programs and other activities in which they are involved. However, American Realty Capital Advisors, LLC believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the American Realty Capital-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager, our dealer manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of American Realty Capital Advisors, LLC. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction, including a majority of our independent directors. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost.

Competition in Acquiring, Leasing and Operating of Properties

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other American Realty Capital-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another American Realty Capital-sponsored program were to compete for the same properties or tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another American Realty Capital-sponsored program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. American Realty Capital Advisors, LLC will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, American Realty Capital Advisors, LLC will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since American Realty Capital Securities, LLC, our dealer manager, is an affiliate of American Realty Capital Advisors, LLC, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

We expect that all of our properties will be managed and leased by our affiliated property manager, American Realty Capital Properties, LLC, pursuant to a property management and leasing agreement. Our agreement with American Realty Capital Properties, LLC has a one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. Each such renewal shall be for a term of no more than one year. It is the duty of our board of directors to evaluate the performance of the property manager annually before renewing the agreement. We may terminate the agreement in the event of gross negligence or willful misconduct on the part of American Realty Capital Properties, LLC. We expect American Realty Capital Properties, LLC to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Lack of Separate Representation

Proskauer Rose LLP acts, and may in the future act, as counsel to us, American Realty Capital Advisors, LLC, American Realty Capital Securities, LLC and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, American Realty Capital Advisors, LLC, American Realty Capital Securities, LLC or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of American Realty Capital Advisors, LLC

We may enter into joint ventures with other American Realty Capital-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments.” American Realty Capital Advisors, LLC and its affiliates may have conflicts of interest in determining that American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, American Realty Capital Advisors, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since American Realty Capital Advisors, LLC and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by American Realty Capital Advisors, LLC and Its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by American Realty Capital Advisors, LLC and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions and participation in non-liquidating net sale proceeds. However, the fees and compensation payable to American Realty Capital Advisors, LLC and its affiliates relating to the sale of properties will only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, American Realty Capital Advisors, LLC will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, American Realty Capital Advisors, LLC may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to American Realty Capital Advisors, LLC and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the “Management Compensation” section of this prospectus.

Certain Conflict Resolution Procedures

Every transaction that we enter into with American Realty Capital Advisors, LLC or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and American Realty Capital Advisors, LLC or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with American Realty Capital Advisors, LLC and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	We will not purchase or lease properties in which American Realty Capital Advisors, LLC, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to American Realty Capital Advisors, LLC, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.
•	We will not make any loans to American Realty Capital Advisors, LLC, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage, bridge or mezzanine loans involving American Realty Capital Advisors, LLC, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, American Realty Capital Advisors, LLC, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	American Realty Capital Advisors, LLC and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, American Realty Capital Advisors, LLC must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•	In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by American Realty Capital Advisors, LLC, for both us and one or more other entities affiliated with American Realty Capital Advisors, LLC, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, American Realty Capital Advisors, LLC, subject to approval by our board of directors, shall examine, among others, the following factors:
•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;
•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;
•	the policy of each program relating to leverage of properties;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of American Realty Capital Advisors, LLC, to be more appropriate for a program other than the program that committed to make the investment, American Realty Capital Advisors, LLC may determine that another program affiliated with American Realty Capital Advisors, LLC or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by American Realty Capital Advisors, LLC for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.
•	We will not accept goods or services from American Realty Capital Advisors, LLC or its affiliates or enter into any other transaction with American Realty Capital Advisors, LLC or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with American Realty Capital Advisors, LLC.

(1)	The investors will own registered shares of common stock in American Realty Capital Trust, Inc.
(2)	The Individuals are our sponsors, Nicholas S. Schorsch and William M. Kahane and their affiliates, whose ownership in the affiliates is represented by direct and indirect interests
(3)	American Realty Capital II, LLC currently owns 20,000 shares of our common stock, which represents 100% of our outstanding common stock as of August 31, 2007.

INVESTMENT OBJECTIVES AND POLICIES

General

We invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and
•	to preserve and return your capital contributions.

We also seek capital gain from our investments. You may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares if we list our shares on an exchange. We cannot assure you that we will attain any of these objectives. See “Risk Factors.”

We will seek to list our shares of common stock for trading on a national securities exchange only if a majority of our independent directors believe listing would be in the best interest of our stockholders. We do not intend to list our shares at this time. We do not anticipate that there will be any market for our common stock until our shares are listed or quoted. In making the decision to apply for listing of our shares or provide other forms of liquidity, such as selling our properties and other assets either on a portfolio basis or individually or engaging in a business combination transaction, our board of directors will evaluate whether listing the shares, liquidating or another transaction would result in greater value for our stockholders. It cannot be determined at this time the circumstances, if any, under which the board of directors would determine to list the shares. If we do not list our shares of common stock on a national securities exchange by the tenth anniversary of the termination or completion of our initial offering, we intend to either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or
•	seek stockholder approval to adopt a plan of liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we intend then to seek stockholder approval of our plan of liquidation. If we sought and failed to obtain stockholder approval of our plan of liquidation, our charter would not require us to list or liquidate, and we would continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our plan of liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to our investors.

Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our independent directors will review our investment policies, which we discuss in detail below, at least annually to determine that our policies are in the best interest of our stockholders.

American Realty Capital’s Business Plan

In 2006, Nicholas S. Schorsch and William M. Kahane (“Sponsors”) resigned their positions with American Financial Realty Trust (NYSE: AFR), the company they had been instrumental in building into the nation’s largest owner of real estate leased to financial institutions, to form American Realty Capital (“ARC”), which acquires net leased properties. ARC’s first acquisition was completed in December 2006. Since then through August 31, 2007, ARC has acquired 52 properties totaling approximately 1.5 million rentable square feet with a total acquisition cost of $242 million. Its pipeline includes properties under contract at a cost of approximately $500 million, with closings scheduled to occur through April 2008. Through their real estate knowledge, and understanding of the capital markets, our sponsors have built a real estate platform that will allow them to continue to expand their real estate net lease business, including the investing of the proceeds of this offering.

ARC primarily acquires freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants throughout the United States and Puerto Rico. All of its acquisitions must meet the following investment criteria, they:

•	provide stable and predictable income, with maximum current yield;
•	are diversified across industry segments, geographies, and credits, assuring the security diversification affords;
•	offer returns comparable to equity with the security of fixed-income assets; and
•	potentially appreciate because of the value of the underlying real estate.

ARC’s uses its expertise in real estate and finance to acquire a diversified portfolio of properties which provide competitive risk-adjusted returns. Through ARC’s ability to finance complicated real estate transactions ARC is able to realize value in the real estate assets. ARC approaches real estate as follows:

•	takes an institutional, categorical approach based on asset class, geography, and tenancy;
•	underwrites each property, individually, using a methodology in assembling its portfolio which results in a collection of properties whose sum is potentially more valuable than its individual components; and
•	utilizes our rigorous site evaluation and due diligence processes to assure that it can meet its investment objectives.

ARC attempts to create value for its tenants through specific lease structures not offered by other real estate buyers. Its experience in structuring operating leases, as well as incorporating specific tenant requests, gives tenants the opportunity to create flexibility not typically found in traditional sale-leaseback transactions. This in turn has made ARC, the landlord of choice for several tenants and provides ARC with opportunities not readily available in the market place.

Through its understanding of the debt markets and relationships with the commercial mortgage backed securities (CMBS) providers and the general lending industry, ARC is able match each investment opportunity with the appropriate borrowing source.

The diligence team is made up of real estate professionals, many with legal backgrounds. The rigorous due diligence processes coupled with institutional procedures helps ARC buy only appropriate real estate.

Acquisition and Investment Policies

Types of Investments

We invest primarily in income-generating retail, office and industrial properties, net leased to investment grade and other creditworthy tenants. Our investments may be direct investments in such properties or in other entities that own or invest in, directly or indirectly, interests in such properties. We seek to acquire a portfolio of real estate that is diversified by geographical location and by type and size of property. We anticipate that our portfolio will consist primarily of freestanding, single-tenant properties net leased for use as retail, office and industrial establishments. Although we expect our portfolio will consist primarily of freestanding, single-tenant properties, we expect to continue to invest in other property types, including office and industrial properties, leased to one or more tenants. In addition, we expect to further diversify our portfolio by investing in multi-tenant properties that compliment our overall investment objectives and make mortgage, bridge or mezzanine loans. We will acquire or invest in properties and loans located only in the United States and the Commonwealth of Puerto Rico. See “— Making Loans and Investments in Mortgages.”

Many of our properties will be leased to prominent, nationwide retail tenants, including but not limited to convenience stores, drug stores and restaurant properties. Other properties may be leased to large, national “big box” retailers, or may be comprised of these big box retailers and smaller retail establishments, known as “Power Centers,” and other multi-tenant properties that compliment our overall investment objectives. Our advisor monitors industry trends and will invest in properties on our behalf that serve to provide a favorable return balanced with risk. Our management will primarily target retail businesses with established track records.

We believe that our general focus on the acquisition of freestanding, retail, office and industrial properties net leased to investment grade and other creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. Unlike funds that invest solely in multi-tenant properties, we plan to acquire a diversified portfolio comprised primarily of single-tenant properties and a smaller number of multi-tenant properties that compliment our overall investment objectives. By primarily acquiring single-tenant properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objectives of cash flow and preservation of capital from our overall portfolio. In addition, we believe that net leased properties, as compared to shopping centers, malls, office buildings and other traditional multi-tenant complexes, offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover, and generally offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic downturns in local markets. Our management believes that a portfolio consisting primarily of freestanding, single-tenant properties, net leased to creditworthy tenants diversified geographically and by brand and number of tenants will enhance our liquidity opportunities for investors. This is accomplished by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

To the extent feasible, we will seek to achieve a well-balanced portfolio diversified by geographic location, age of the property and lease maturity. We will pursue properties whose tenants represent a variety of industries so as to avoid concentration in any one industry. We will generally target properties with lease terms in excess of ten years. We may acquire properties with shorter terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition and lease characteristics. We currently expect all of our acquisitions will be in the United States and Commonwealth of Puerto Rico.

Many companies today are entering into sale-leaseback arrangements as a strategy for making available more capital that would otherwise be invested in their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on a company’s core business operations in today’s competitive corporate environment as companies attempt to divest real estate assets.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition of properties and the amount of proceeds raised in this offering. For a further description, see the section titled “— Other Possible Investments” below.

We intend to incur debt to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See “— Borrowing Policies” under this section for a more detailed explanation of our borrowing intentions and limitations.

Investment Grade and Other Creditworthy Tenants

In evaluating potential property acquisitions consistent with our investment objectives, we will apply credit underwriting criteria to the tenants of existing properties. Similarly, we will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Tenants of our retail properties will typically be national or super-regional retail chains that are investment grade or otherwise creditworthy entities having significant net worth and operating income. Generally, these tenants must be experienced multi-unit operators with a proven track record in order to meet the credit tests applied by our advisor.

A tenant will be considered “investment grade” when the tenant has a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of investment grade tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, measures the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies with adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of Aaa, which is the highest investment grade rating given by Moody’s, is assigned to companies with exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to both companies as a whole and to each issuance or class of a company’s debt. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies or issuances with extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

Other creditworthy tenants are tenants with financial profiles that our advisor believes meet our investment objectives. In evaluating the credit worthiness of a tenant or prospective tenant, our advisor will not use specific quantifiable standards, but will consider many factors, including the proposed terms of the acquisition. The factors our advisor will consider include the financial condition of the tenant and/or guarantor, the operating history of the property with such tenant or tenants, the tenant’s or tenants’ market share and track record within its industry segment, the general health and outlook of the tenant’s or tenants’ industry segment, and the lease length and terms at the time of the acquisition.

Description of Leases

We typically purchase single-tenant properties with existing “net” leases, and when spaces become vacant or existing leases expire we anticipate entering into “net” leases. “Net” leases means leases that typically require that tenants pay all or a majority of the property’s operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple net or double net. Triple-net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically have the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. In the event that we acquire multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of such properties. Since each lease is an individually negotiated contract between two or more parties, each contract will have different obligations of both the landlord and tenant. Many large national retail tenants have standard lease forms that generally do not vary from property to property, and we will have limited ability to revise the terms of leases to those tenants. At this time, the various obligations of the landlord and tenant under the leases to be associated with our properties have not been determined.

We anticipate that a majority of our acquisitions will have lease terms of ten years or more at the time of the acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or percentage rent that can be calculated by a number of factors. Under triple- and double-net leases, the tenants are generally required to pay the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. Generally, the leases will require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, our advisor may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. The secondary insurance coverage names the ownership entity as the named insured on the policy. The insurance coverage will insure American Realty Capital II, LLC and any entity formed under American Realty Capital II, LLC.

Some leases may require that we procure the insurance for both commercial general liability and property damage insurance; however, the premiums are fully reimbursable from the tenant. In the event that we procure such insurance, the policy will list us as the named insured on the policy and the tenant as the additional insured.

Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be carefully tracked and reviewed for compliance by our advisor’s property management department.

In general, leases may not be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, the original tenant generally will remain fully liable under the lease unless we release that tenant from its obligations under the lease.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, we are not limited to investments in single-tenant retail, office and industrial properties or properties leased to investment grade and other creditworthy tenants and complimentary multi-tenant properties. We may invest in other commercial properties such as business and industrial parks, manufacturing facilities, convenience stores and warehouse and distribution facilities, or in other entities that make such investments or own such properties, in order to reduce overall portfolio risks or enhance overall portfolio returns if our advisor and board of directors determine that it would be advantageous to do so. Further, to the extent that our advisor and board of directors determine it is in our best interest, due to the state of the real estate market, in order to diversify our investment portfolio or otherwise, we will make or invest in mortgage loans, including, bridge loans or mezzanine loans secured by the same types of commercial properties that we intend to acquire.

Our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons (other than mortgage loans), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate.

Investment Decisions

American Realty Capital Advisors, LLC will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our board of directors. In pursuing our investment objectives and making investment decisions for us, American Realty Capital Advisors, LLC will evaluate the proposed terms of the purchase against all aspects of the transaction, including the condition and financial performance of the property, the terms of existing leases and the creditworthiness of the tenant, terms of the lease and property and location characteristics. Because the factors considered, including the specific weight we place on each factor, will vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

In addition to procuring and reviewing an independent valuation estimate and property condition report, our advisor also will, to the extent such information is available, consider the following:

•	unit level store performance for retail properties;
•	property location, visibility and access;
•	age of the property, physical condition and curb appeal;
•	neighboring property uses;
•	local market conditions including vacancy rates;
•	area demographics, including trade area population and average household income;
•	neighborhood growth patterns and economic conditions;
•	presence of nearby retail properties that may impact store sales at the subject property; and
•	lease terms and lease structure, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisors will consider whether properties are leased by, or have leases guaranteed by, companies that maintain an investment grade rating by either Standard & Poor’s or Moody’s Investor Services. Our advisor also will consider non-rated and non-investment grade rated tenants that we consider creditworthy, as described in “— Investment Grade and Other Creditworthy Tenants” above.

Our advisor will review the terms of each existing lease by considering various factors, including:

•	rent escalations
•	remaining lease term
•	renewal option terms
•	tenant purchase options
•	termination options
•	scope of the landlord’s maintenance, repair and replacement requirements
•	projected net cash flow yield
•	projected internal rates of return.

Conditions to Closing Our Acquisitions

Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications
•	surveys

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to American Realty Capital Advisors, LLC
•	environmental reports
•	financial statements covering recent operations of properties having operating histories
•	title and liability insurance policies
•	tenant estoppel certificates.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to asses surface conditions or activities that may have an adverse environmental impact on the property. Furthermore, local governmental agency personnel are contacted who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, normally is surrendered if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Ownership Structure

Our investment in real estate generally takes the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through our operating partnership, or indirectly through limited liability companies, limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of American Realty Capital Advisors, LLC or other persons. See the section captioned “Our Operating Partnership Agreement” elsewhere in this prospectus and the “— Joint Venture Investments” section below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “Federal Income Tax Considerations — Sale-Leaseback Transactions.”

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with third parties as well as affiliated entities, including other real estate programs sponsored by affiliates of our advisor for the acquisition, development or improvement of properties with affiliates of our advisor, including other real estate programs sponsored by affiliates of our advisor. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, American Realty Capital Advisors, LLC will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described above in “— Investment Decisions” for the selection of our real estate property investments.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

American Realty Capital Advisors, LLC may have conflicts of interest in determining which American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, American Realty Capital Advisors, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since American Realty Capital Advisors, LLC and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other American Realty Capital real estate programs only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. There is no limitation on the amount we may borrow against any single improved property. However, under our charter, we are required to limit our borrowings to 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. In the event that we issue preferred stock that is entitled to a preference over the common stock in respect of distributions or liquidation or is treated as debt under GAAP, we will include it in the leverage restriction calculations, unless the issuance of the preferred stock is approved or ratified by our stockholders. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. However, we anticipate that our overall leverage following our offering stage will be within our charter limit.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. All of our financing arrangements must be approved by a majority of our board members including a majority of our independent directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership is some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Making Loans and Investments in Mortgages

We may, from time to time, make mortgage, bridge or mezzanine loans and other loans that qualify as such under Internal Revenue Service REIT rules and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. Although we do not have a formal policy, our criteria for investing in loans will be substantially the same as those involved in our investment in properties. We may invest in mortgage, bridge or mezzanine loans (including but not limited to investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages). We also may invest in participations in mortgage, bridge or mezzanine loans. Further, we may invest in unsecured loans or loans secured by assets other than real estate. We currently do not expect to make significant investments in loans, although we are not limited as to the amount of gross offering proceeds that we may apply to our loan investments.

We will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors. We will not make or invest in mortgage, bridge or mezzanine loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage, bridge or mezzanine loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage, bridge or mezzanine loans on any one property if the aggregate amount all mortgage, bridge or mezzanine loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

Subject to the limitations contained in our charter, we may invest in first, second and third mortgage, bridge or mezzanine loans, wraparound mortgage, bridge or mezzanine loans, construction mortgage, bridge or mezzanine loans on real property, and loans on leasehold interest mortgages. We also may invest in participations in mortgage, bridge or mezzanine loans. Second and wraparound mortgage, bridge or mezzanine loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage, bridge or mezzanine loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage, bridge or mezzanine loans. Third mortgage, bridge or mezzanine loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require personal guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date of the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;
•	in the case of loans secured by real property or loans otherwise dependent on real property for payment:
•	the property’s potential for capital appreciation or depreciation;
•	expected levels of rental and occupancy rates;
•	current and projected cash flow of the property;
•	potential for rental increases or decreases;
•	the degree of liquidity of the investment;
•	geographic location of the property;
•	the condition and use of the property;
•	the property’s income-producing capacity;
•	the quality, experience and creditworthiness of the borrower;
•	general economic conditions in the area where the property is located or that otherwise affect the borrower; and
•	any other factors that the advisor believes are relevant.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. We do not expect to make or invest in bridge loans with a maturity of more than one year (with the right to extend the term for an additional one year) from the date of our investment. Most loans which we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. Pursuant to our advisory agreement, our advisor will be responsible for servicing and administering any mortgage, bridge or mezzanine loans in which we invest.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Acquisition of Properties from Affiliates

We may acquire properties or interests in properties from or in co-ownership arrangements with affiliated entities, including properties acquired from affiliates engaged in construction and development of commercial real properties. We will not acquire any property from an affiliate unless a majority of our directors not otherwise interested in the transaction and a majority of our independent directors determine that the transaction is fair and reasonable to us. The purchase price that we will pay for any property we acquire from our affiliates, including property developed by an affiliate as well as property held by an affiliate that has already been developed, will not exceed the current appraised value of the property. In addition, the price of the property we acquire from an affiliate may not exceed the cost of the property to our affiliate, unless a majority of our directors and a majority of our independent directors determine that substantial justification for the excess exists and the excess is reasonable.

In the case of properties we acquire from an affiliate that have not been constructed at the time of contracting, our affiliate will generally be required to obtain an independent “as built” appraisal for the property prior to our contracting for the property, in which case the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. Our contract with any affiliate engaged in development of properties for sale to us will require it to deliver to us at closing title to the property, as well as an assignment of leases.

In the case of properties to be developed by any of our affiliates and sold to us, if any of our affiliates develop properties, we anticipate that our development company affiliate will:

•	acquire a parcel of land;
•	enter into contracts for the construction and development of a commercial building thereon;
•	enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;
•	secure an earnest money deposit from us, which may be used for acquisition and development expenses;
•	secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;
•	complete the development and allow the tenant or tenants to take possession of the property; and
•	provide for the acquisition of the property by us.

We will be required to pay a substantial sum to our development company affiliate at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which will be applied to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

We may enter into a contract to acquire property from an affiliate engaged in property development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from our affiliate and would complete the construction either directly or through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and an affiliated development company for the purchase of property to be developed will provide that we will be obligated to purchase the property only if:

•	the affiliated development company completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract, and at the agreed upon price;
•	one or more approved tenants takes possession of the building under a lease satisfactory to our advisor, and executes an estoppel; and
•	we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our advisor will not cause us to enter into a contract to acquire property from an affiliated development company if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from an affiliated development company and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from the affiliated development company. Because the affiliated development company may be an entity without substantial assets or operations, our board of directors may require that the affiliated development company’s obligation to refund our earnest money deposit be guaranteed by another entity, such as American Realty Capital Properties, LLC, our affiliated property manager, which provides property management and leasing services to various American Realty Capital programs, including us, for substantial monthly fees. As of the time American Realty Capital Properties, LLC or any other guarantor may be required to perform under any guaranty, we cannot assure you that such guarantor will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of the guarantor’s operations We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Disposition Policies

We intend to hold each property we acquire for an extended period, generally eight to ten years. However, circumstances might arise that could result in the early sale of some properties. We may sell a property before the end of the expected holding period if we believe the sale of the property would be in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market circumstances, and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease and the “sales multiple” applied to that rent. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders, or we otherwise change our investment policies. Unless our charter is amended, or we revise our investment policies, we will not:

•	borrow in excess of 75% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing;
•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;
•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are unreasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced; provided that the investment may be made if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;
•	invest in equity securities unless a majority of our independent directors approves such investment as being fair, competitive and commercially reasonable;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
•	issue equity securities on a deferred payment basis or other similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or
•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

Real Property Investments

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties or mortgage loans. American Realty Capital Advisors, LLC our advisor, is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other American Realty Capital-sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

We intend to obtain adequate insurance coverage for all properties in which we invest.

Potential Property Investments

The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We will decide whether to acquire properties generally based upon:

•	satisfaction of the conditions to the acquisitions contained in the respective contracts;
•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;
•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and
•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.

Other Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and/or preferred stock or otherwise raise capital in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause a dilution of your investment. In addition, preferred shares could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common shares. See “Description of Shares.” We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property. We also may issue units of partnership interest in our operating partnership in connection with acquisitions of property or other assets or entities.

PLAN OF OPERATION

Certain statements contained in this “Plan of Operation” and elsewhere in this prospectus constitute “forward-looking statements.” Such statements include, in particular, statements about our plans, strategies and prospects, as well as information about our business and industry. These forward-looking statements are not historical facts but our current intent, belief or expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “will,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” which could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read the following discussion along with our financial statements and the related notes included in this prospectus.

General

As of the date of this prospectus, we have not commenced operations. After the minimum subscription of 200,000 shares is achieved, subscription proceeds will be released to us and applied to investments in properties and other assets and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

We have not entered into any arrangements to acquire any specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

Our advisor also may, but will not be required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, or we may selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties or increase cash flow. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2008. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2008, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50.0% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification” are met.

Liquidity and Capital Resources

We expect to meet our short-term operating liquidity requirements initially through advances from our advisor or its affiliates, from time to time, as we need to fund our operating expenses incurred before we have raised the minimum offering of 200,000 shares. After we break escrow, we expect we will meet our short-term operating liquidity requirements from the proceeds of this offering and that any advances from our advisor will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in the “Management Compensation” section of this prospectus. We do not expect our operating costs to be significant until we make our initial investments. As of September [6], 2007, we have not received any advances from our advisor. We expect that any advances will be made under a revolving advance arrangement, which will not be written, with our advisor. We expect that this arrangement will allow for repayments to be made as funds are available from the offering proceeds or from operating cash flows, but no later than two years from the date of the advance. The terms of the arrangement will be finalized upon the initial advance, if any. The offering and organizational costs associated with this offering will initially be paid by our advisor, which may be reimbursed for such costs up to 1.5% of the capital raised by us in this offering. As of September 6, 2007, our advisor has paid approximately $250,000 of such costs. After we make our initial investments from the proceeds of this offering, we expect our short-term operating liquidity requirements to be met through net cash provided by property operations. Operating cash flows are expected to increase as properties are added to our portfolio.

On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions will be met from operations and property acquisitions from funding by public offerings of our shares. However, there may be a delay between the sale of our shares and our purchase of properties that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor will evaluate potential additional property acquisitions and engage in negotiations with sellers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Our board of directors will determine the amount and timing of distributions to our stockholders and will base such determination on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

Potential future sources of capital include proceeds from this offering, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Currently, we do not have a credit facility or other third party source of liquidity. To the extent we do not secure a credit facility or other third party source of liquidity, we will be dependent upon the proceeds of this offering and income from operations in order to meet our long term liquidity requirements and to fund our distributions.

Results of Operations

As of the initial date of this prospectus, no significant operations had commenced because we were in our development stage. No operations will commence until we have sold 200,000 shares of our common stock in this offering. Our management is not aware of any material trends or uncertainties (other than (i) national economic conditions affecting real estate generally (such as lower capitalization rates, which lead to lower rents), and (ii) the recent dislocations in the debt markets that will reduce the amount of capital that will be available to finance real estate, which, in turn, will no longer allow real estate investors to rely on capitalization rate compression to generate returns) that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans, other than those referred to in this prospectus. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long term quality of the underlying real estate. Our sponsors have an established track record identifying attractive risk-adjusted investment opportunities and executing value creation strategies across different market cycles.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, our leases typically do not include provisions that would protect us from the impact of inflation.

SELECTED FINANCIAL DATA

As of the date of this prospectus, we have not yet had any operations. As of August 31, 2007, the only asset we held was cash of $200,000. The valuation of this amount does not require estimates or judgment by management. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 shares to American Realty Capital II, LLC for an aggregate purchase price of $200,000 and intend to contribute the proceeds from that sale to the operating partnership, for which we intend to acquire 20,000 general partnership units of the operating partnership. A portion of these proceeds were used to directly fund organization costs that have since been reimbursed by our advisor. See “Management’s Discussion and Analysis of Financial Condition and Operations,” and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND OPERATIONS

Overview

We were formed on August 17, 2007 to acquire and operate commercial real estate primarily consisting of high quality, freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants located throughout the United States and Commonwealth of Puerto Rico. We have no operating history nor do we currently own any properties. We are a “blind pool” because we do not own any investments and have not identified any investments we will make with proceeds from this offering. We have no paid employees and are externally advised and managed by American Realty Capital Advisors, LLC, an affiliate of ours. We intend to qualify as a real estate investment trust for federal income tax purposes.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

The critical accounting policies outlined below will be employed with the preparation of our financial statements.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments, which are based on estimates, have a direct impact on net income. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values. We utilize independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building).

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, we assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of our real estate and related intangible assets and net income.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, we defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred.

Income Taxes

We will make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ended December 31, 2008. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we will be organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ended December 31, 2008.

Funds From Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do) or may interpret the current NAREIT definition differently than we do.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

Liquidity and Capital Resources

We expect to continue to raise capital through the sale of shares of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured or unsecured financings to complete future property acquisitions.

Short-term Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements through net cash provided by property operations and proceeds from the sale of our common stock. We expect our operating cash flows to increase as properties are added to our portfolio. We expect that approximately 86.23% of the gross proceeds from this offering will be invested in real estate, approximately 11.5% will be used to pay sales commissions, dealer manager fees and offering and organizational costs, with the remaining 2.27% used to pay acquisition and advisory fees and acquisition expenses and working capital reserves. The offering and organizational costs associated with this offering are initially paid by our advisor, and reimbursed by us in an aggregate amount not to exceed 1.5% of the capital raised by us in the offering.

Long-term Liquidity and Capital Resources

We expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock, proceeds from secured or unsecured financings from banks and other lenders, the selective and strategic sale of properties and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of distributions to our stockholders.

We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid at the properties; however, we may use other sources to fund distributions as necessary. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower returns on the properties, distributions paid to our stockholders may be lower. We expect that substantially all net cash resulting from equity or debt financing will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt, or distributions to our stockholders.

Our charter prohibits us from incurring debt that would cause our borrowings to exceed the greater of 75% of our assets, valued at the greater of the aggregate cost (before depreciation and other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report. The independent directors may approve borrowings that cause our leverage ratio at certain times to exceed the 75% limitation. Such borrowing levels would be justified for the following reasons:

•	the borrowings would enable us to purchase the properties and earn rental income more quickly;
•	the property acquisitions are likely to increase the net offering proceeds from our initial public offering by allowing us to show potential investors actual acquisitions, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital; and
•	based on expected equity sales at the time and scheduled maturities of our short-term variable rate debt, leverage would likely exceed the charter’s guidelines only for a limited period of time.

Election as a REIT

We will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income for four years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes.

Inflation

We will be exposed to inflation risk as income from long-term leases is the primary source of our cash flows from operations. There will be provisions in certain of our tenant leases that would protect us from the impact of inflation such as step rental increases and percentage rent provisions. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.

Related-Party Transactions and Agreements

We will have entered into agreements with American Realty Capital Advisors, LLC and its affiliates, whereby we will pay certain fees to, or reimburse certain expenses of, American Realty Capital Advisors, LLC or its affiliates for acquisition and advisory fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs.

Conflicts of Interest

Affiliates of American Realty Capital Advisors, LLC may act as sponsor, general partner or advisor to various private real estate limited partnerships or a REIT, that offer its shares pursuant to an exemption from registration. As such, there may be conflicts of interest where American Realty Capital Advisors, LLC or its affiliates, while serving in the capacity as sponsor, general partner or advisor for another American Realty Capital sponsored program, may be in competition with us in connection with property acquisitions, property dispositions, and property management. The compensation arrangements between affiliates of American Realty Capital Advisors, LLC and these other American Realty Capital sponsored programs could influence American Realty Capital Advisor II’s advice to us. See the section captioned “Conflicts of Interest” elsewhere in this prospectus.

Impact of Recent Accounting Pronouncements

In June 2007, the AICPA issued Statement of Position 07-1 (SOP), entitled “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investment Companies.” This SOP, (1) provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, or the Guide (2) addresses whether the specialized industry accounting principles of the Guide, or investment company accounting, should be retained by the parent company of an investment company in consolidation or by an investor that has the ability to exercise significant influence over the investment company, or equity method investor, and (3) includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor. The Company has not yet determined whether it is required to adopt this new SOP on January 1, 2008.

In September 2006, the Financial Accounting Standards Board (“FASB”), issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”, (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and requires enhanced disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require or permit fair value measurements; it does not require new fair value measurements. SFAS N. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. Management is currently evaluation the impact that this statement may have on their financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, (“SFAS 159”). This statement provides entities with an irrevocable option to report most financial assets and liabilities at fair value, with subsequent changes in fair value reported in earnings. The election can be applied on an instrument-by-instrument basis. The statement establishes presentation and measurement attributes for similar types of assets and liabilities. The statement is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that this statement may have on our financial statements.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed over the last ten years by Messrs. Schorsch and Kahane. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Nicholas S. Schorsch was the founder and former President, CEO and Vice-Chairman of American Financial Realty Trust (“AFR”). AFR went public in June 2003 in what was at the time the second largest real estate investment trust initial public offering (“IPO”) in U.S. history, raising over $800 million. Three years later AFR was an industry leader, with over $4.27 billion in assets, over 1,110 properties in more than 37 states, over 35.0 million rentable square feet, 175 employees, and a portfolio consisting of such noteworthy tenants as Wachovia, Bank of America, BB&T, Charter One and Citizens Bank.

From AFR’s initial public offering in June 2003 to August 2006, when Messrs. Schorsch and Kahane resigned from AFR to form ARC, AFR had acquired more than 1,500 properties with over 33 million rentable square feet, at an initial cost of $5.1 billion, and sold approximately 360 properties for an aggregate selling price of approximately $850 million resulting in a net gain of approximately $127 million. For example, under Mr. Schorsch’s leadership as CEO and Mr. Kahane’s chairmanship of the Finance Committee of AFR’s Board of Trustees, AFR:

•	acquired 158 Bank of America branches, offices, operation centers and development parcels for $769.8 million and leased the properties to Bank of America
•	acquired 140 Wachovia Bank branches, offices, operation centers and development parcels for $511 million and leased the properties to Wachovia Bank
•	acquired 241 Citizens Bank and Charter One Bank branches, offices, operation centers and development parcels for $323 million acquisition and leased the properties to Citizens Bank and Charter One Bank
•	acquired State Street Financial Center in Boston for $705 million and leased to State Street Financial
•	acquired 101 Independence Center in Charlotte for $100 million and leased to various tenants, including Bank of America

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and their affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Proskauer Rose LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2008, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Proskauer Rose LLP are based on various assumptions and are conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Proskauer Rose LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Proskauer Rose LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ended December 31, 2008. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

If we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we are taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;
•	under some circumstances, we will be subject to alternative minimum tax;
•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;
•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income from such prohibited transaction will be subject to a 100% tax;
•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;
•	if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and
•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

Requirements for Qualification as a REIT

In order for us to qualify, and to continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;
•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;
•	be managed by one or more trustees or directors;
•	have transferable shares;
•	not be a financial institution or an insurance company;
•	use a calendar year for federal income tax purposes;
•	have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and
•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We currently do not meet the requirement of having more than 100 stockholders, and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2008 taxable year. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.
•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;
•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);
•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% income test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing “new capital investments,” however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard, however. Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;
•	we attach a schedule of our income sources to our federal income tax return; and
•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.
•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.
•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding voting securities.

The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;
•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and
•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;
•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and
•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to American Realty Capital Advisors or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See “Risk Factors — Federal Income Tax Risks.”

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;
•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;
•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our proposed share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;
•	furnishes an incorrect tax identification number;
•	is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or
•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and
•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, American Realty Capital OP II, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in American Realty Capital Operating Partnership, L.P., our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of American Realty Capital Operating Partnership, L.P.’s income and to deduct our distributive share of American Realty Capital Operating Partnership, L.P.’s losses only if American Realty Capital Operating Partnership, L.P. is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. American Realty Capital Operating Partnership, L.P. intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though American Realty Capital Operating Partnership, L.P. will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. American Realty Capital Operating Partnership, L.P. qualifies for the Private Placement Exclusion. Moreover, even if American Realty Capital Operating Partnership, L.P. were considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe American Realty Capital Operating Partnership, L.P. should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that American Realty Capital Operating Partnership, L.P. will be classified as a partnership for federal income tax purposes. Proskauer Rose LLP is of the opinion, however, that based on certain factual assumptions and representations, American Realty Capital Operating Partnership, L.P. will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of American Realty Capital Operating Partnership, L.P. as a partnership for federal income tax purposes. If such challenge were sustained by a court, American Realty Capital Operating Partnership, L.P. would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Proskauer Rose LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason American Realty Capital Operating Partnership, L.P. were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in American Realty Capital Operating Partnership, L.P.’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of American Realty Capital Operating Partnership, L.P. would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, American Realty Capital Operating Partnership, L.P. would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing American Realty Capital Operating Partnership, L.P.’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in American Realty Capital Operating Partnership, L.P., we will be required to take into account our allocable share of American Realty Capital Operating Partnership, L.P.’s income, gains, losses, deductions and credits for any taxable year of American Realty Capital Operating Partnership, L.P. ending within or with our taxable year, without regard to whether we have received or will receive any distribution from American Realty Capital Operating Partnership, L.P.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. American Realty Capital Operating Partnership, L.P.’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for American Realty Capital Operating Partnership, L.P., depreciation or amortization deductions of American Realty Capital Operating Partnership, L.P. generally will be allocated among the partners in accordance with their respective interests in American Realty Capital Operating Partnership, L.P., except to the extent that American Realty Capital Operating Partnership, L.P. is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution if we acquire properties in exchange for units of the American Realty Capital Operating Partnership, L.P. than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in American Realty Capital Operating Partnership, L.P. generally is equal to (1) the amount of cash and the basis of any other property contributed to American Realty Capital Operating Partnership, L.P. by us, (2) increased by (a) our allocable share of American Realty Capital Operating Partnership, L.P.’s income and (b) our allocable share of indebtedness of American Realty Capital Operating Partnership, L.P., and (3) reduced, but not below zero, by (a) our allocable share of

American Realty Capital Operating Partnership, L.P.’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of American Realty Capital Operating Partnership, L.P.

If the allocation of our distributive share of American Realty Capital Operating Partnership, L.P.’s loss would reduce the adjusted tax basis of our partnership interest in American Realty Capital Operating Partnership, L.P. below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from American Realty Capital Operating Partnership, L.P. or a reduction in our share of American Realty Capital Operating Partnership, L.P.’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in American Realty Capital Operating Partnership, L.P. has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

American Realty Capital Operating Partnership, L.P. will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that American Realty Capital Operating Partnership, L.P. acquires properties for cash, American Realty Capital Operating Partnership, L.P.’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by American Realty Capital Operating Partnership, L.P. American Realty Capital Operating Partnership, L.P. plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, American Realty Capital Operating Partnership, L.P. generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that American Realty Capital Operating Partnership, L.P. acquires properties in exchange for units of American Realty Capital Operating Partnership, L.P., American Realty Capital Operating Partnership, L.P.’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by American Realty Capital Operating Partnership, L.P. Although the law is not entirely clear, American Realty Capital Operating Partnership, L.P. generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by American Realty Capital Operating Partnership, L.P. on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by American Realty Capital Operating Partnership, L.P. upon the disposition of a property acquired by American Realty Capital Operating Partnership, L.P. for cash will be allocated among the partners in accordance with their respective interests in American Realty Capital Operating Partnership, L.P.

Our share of any gain realized by American Realty Capital Operating Partnership, L.P. on the sale of any property held by American Realty Capital Operating Partnership, L.P. as inventory or other property held primarily for sale to customers in the ordinary course of American Realty Capital Operating Partnership, L.P.’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow American Realty Capital Operating Partnership, L.P. to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or American Realty Capital Operating Partnership, L.P.’s trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors —  Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until two full fiscal years after the termination of this offering or the termination of any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning two full fiscal years after the last offering of our shares, our board of directors will determine the value of our properties and other assets based on such information as our board determines appropriate, which may include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006 (the “PPA”), neither ERISA nor the Internal Revenue Code contained a definition of Plan Assets. After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves in a manner in that should enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 250,000,000 shares of stock, of which 240,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of the date of this prospectus, 20,000 shares of our common stock were issued and outstanding, held by one stockholder, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, including at least a majority of the independent directors who do not have an interest in the transaction and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to an Investment in American Realty Capital Trust, Inc.”

To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporations Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and
•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president, the chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 or more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of our outstanding shares, either in person or by proxy, will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

If we do not list our shares of common stock on a national securities exchange by the tenth anniversary of the completion or termination of our initial public offering, our charter requires that we either (i) seek stockholder approval of an extension or amendment of this listing deadline, or (ii) seek stockholder approval of the liquidation of the corporation. If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. In the event that the listing of our stock on a national securities exchange occurs on or before the tenth anniversary of the termination of our initial public offering, the corporation shall continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and
•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;
•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;
•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or
•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy and Distributions

When we have sufficient cash flow available to pay distributions, we intend to pay regular distributions to our stockholders. As of the date of this prospectus, we have no real estate investments. We currently have not identified any probable real estate investments. We will not make real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so. We cannot predict when we will begin to generate sufficient cash flow from these investments to pay distributions as a result of such investments; however, we expect that these will begin no later than the third quarter after the commencement of this offering. Because all of our operations will be performed indirectly through American Realty Capital

Operating Partnership, L.P., our operating partnership, our ability to pay distributions depends on American Realty Capital Operating Partnership, L.P.’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering.

Distributions will be paid to our stockholders as of the record date selected by our board of directors. We expect to declare and pay distributions at least quarterly. Once we have sufficient cash flow, we may pay distributions monthly or more frequently. We expect to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;
•	our operating and interest expenses;
•	the ability of tenants to meet their obligations under the leases associated with our properties;
•	the amount of distributions or dividends received by us from our indirect real estate investments;
•	our ability to keep our properties occupied;
•	our ability to maintain or increase rental rates when renewing or replacing current leases;
•	capital expenditures and reserves for such expenditures;
•	the issuance of additional shares; and
•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT —  Operational Requirements — Annual Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and
•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC. As a result, American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;
•	owned by our officers; and
•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our common stock by American Realty Capital Advisors, LLC or any affiliate of American Realty Capital Advisors, LLC.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,
•	a two-thirds vote requirement for removing a director,
•	a requirement that the number of directors be fixed only by vote of the directors,
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and
•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

During the term of this offering and any subsequent public offering of our shares, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 95% of the amount you paid for each share; after two years from the purchase date — 96.25% of the amount you paid for each share; after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption plan will always be equal to or lower than the applicable per share offering price. Thereafter, the per share redemption price will be based on the then-current net asset value of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon the death of a stockholder, upon request, we will waive the one-year holding requirement. Shares redeemed in connection with the death of a stockholder will be redeemed at a purchase price equal to the price actually paid for the shares. In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

During any calendar year, we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year; provided, however, that shares subject to a redemption requested upon the death of a stockholder will not be subject to this cap. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available and the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased stockholder’s shares. We would treat the unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) ask that we honor your request at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days notice at any time. Additionally we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of [], 2010, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We would notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as listing of the shares on a national securities exchange or our merger with a listed company. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and return to the status of unauthorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to American Realty Capital Advisors, LLC or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(2)	one of the following:
(a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or
(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;
•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;
•	in which our investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Appendix B.

Investment of Distributions

We have adopted a distribution reinvestment plan pursuant to which our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by our advisor or its affiliates, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan, therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant through the reduced purchase price.

Pursuant to the terms of our distribution reinvestment plan the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under the this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another American Realty Capital-sponsored program only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent American Realty Capital-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;
•	a registration statement covering the interests in the subsequent American Realty Capital-sponsored program has been declared effective under the Securities Act;
•	the offer and sale of such interests are qualified for sale under applicable state securities laws;
•	the participant executes the subscription agreement included with the prospectus for the subsequent American Realty Capital-sponsored program; and
•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent American Realty Capital-sponsored program.

Stockholders who invest in subsequent American Realty Capital-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent American Realty Capital-sponsored program and, as such, will receive the same reports as other investors in the subsequent American Realty Capital-sponsored program.

Election to Participate or Terminate Participation

A stockholder may become a participant in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See “Investment by Tax-Exempt Entities and ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly or monthly distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan (Excluded Distributions). Accordingly, in the event that proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an Excluded Distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our distribution reinvestment plan. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distributions reinvestment plan. See “Risk Factors — Federal Income Tax Risks.” In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan with ten days’ notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

American Realty Capital Operating Partnership, L.P. was formed on August 17, 2007 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as American Realty Capital Operating Partnership, L.P., are deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, American Realty Capital Operating Partnership, L.P. is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in American Realty Capital Operating Partnership, L.P. may later exchange his or her limited partnership units in American Realty Capital Operating Partnership, L.P. for shares of our common stock in a taxable transaction.

The partnership agreement for American Realty Capital Operating Partnership, L.P. contains provisions that would allow, under certain circumstances, other entities, including other American Realty Capital-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of American Realty Capital Operating Partnership, L.P. In the event of such a merger, exchange or conversion, American Realty Capital Operating Partnership, L.P. would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of American Realty Capital Operating Partnership, L.P. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through American Realty Capital Operating Partnership, L.P. We are the sole general partner of American Realty Capital Operating Partnership, L.P., and our advisor, American Realty Capital Advisors, LLC, is the only limited partner of American Realty Capital Operating Partnership, L.P. American Realty Capital II, LLC is the special limited partner of American Realty Capital Operating Partnership, L.P. As the sole general partner of American Realty Capital Operating Partnership, L.P., we have the exclusive power to manage and conduct the business of American Realty Capital Operating Partnership, L.P.

The following is a summary of certain provisions of the partnership agreement of American Realty Capital Operating Partnership, L.P. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to American Realty Capital Operating Partnership, L.P. as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. American Realty Capital Operating Partnership, L.P. will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If American Realty Capital Operating Partnership, L.P. requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to American Realty Capital Operating Partnership, L.P. on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause American Realty Capital Operating Partnership, L.P. to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of American Realty Capital Operating Partnership, L.P. and us.

Operations

The partnership agreement requires that American Realty Capital Operating Partnership, L.P. be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that American Realty Capital Operating Partnership, L.P. will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in American Realty Capital Operating Partnership, L.P. being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations —  Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

The partnership agreement provides that American Realty Capital Operating Partnership, L.P. will distribute cash flow from operations as follows:

•	regular distributions will be made initially to us, which we will distribute to the holders of our common stock until these holders have received distributions equal to a cumulative non-compounded return of 6% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.

We cannot assure investors of the cumulative non-compounded returns discussed above, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Similarly, the partnership agreement of American Realty Capital Operating Partnership, L.P. provides that taxable income is allocated to the limited partners of American Realty Capital Operating Partnership, L.P. in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in American Realty Capital Operating Partnership, L.P. will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in American Realty Capital Operating Partnership, L.P.

Upon the liquidation of American Realty Capital Operating Partnership, L.P., after payment of debts and obligations, any remaining assets of American Realty Capital Operating Partnership, L.P. will be distributed to partners according to the following (The return calculations described below apply to all regular and liquidation distributions received and not just distributions made upon liquidation. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to its Special Limited Partner and to us, which we will then distribute to our stockholders.):

•	first, distributions in connection with our liquidation will be made initially to us, which we will distribute to the holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 6% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.
•	after this 6% threshold is reached, 85% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 15% of such amount will be payable by our operating partnership to its Special Limited Partner.

In addition to the administrative and operating costs and expenses incurred by American Realty Capital Operating Partnership, L.P. in acquiring and operating real properties, American Realty Capital Operating Partnership, L.P. will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of American Realty Capital Operating Partnership, L.P. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;
•	all expenses relating to the public offering and registration of securities by us;
•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;
•	all expenses associated with compliance by us with applicable laws, rules and regulations;
•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and
•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of American Realty Capital Operating Partnership, L.P.

All claims between the partners of American Realty Capital Operating Partnership, L.P. arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of American Realty Capital Operating Partnership, L.P., including American Realty Capital Advisors, LLC, have the right to cause their limited partnership units to be redeemed by American Realty Capital Operating Partnership, L.P. or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of American Realty Capital Operating Partnership, L.P. may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of American Realty Capital Operating Partnership, L.P. in exchange for their limited partnership units. Rather, in the event a limited partner of American Realty Capital Operating Partnership, L.P. exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of American Realty Capital Operating Partnership, L.P., is required for any amendment to the partnership agreement. We, as the general partner of American Realty Capital Operating Partnership, L.P., and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for any amendment that:

•	alters or changes the distribution and liquidation rights of limited partners, except as otherwise permitted in the partnership agreement;
•	alters or changes their exchange rights;
•	imposes on the limited partners any obligation to make additional capital contributions to American Realty Capital Operating Partnership, L.P.; and
•	alters the terms of the partnership agreement regarding the rights if the limited partners with respect to extraordinary transactions.

Termination of the Partnership

The operating partnership will continue in full force and effect until December 31, 2099, or until sooner dissolved and terminated upon (1) election by us and with the consent of the limited partners holding a majority interest, (2) our dissolution, bankruptcy, insolvency or termination, (3) the sale or other disposition of all or substantially all of the assets of the operating partnership, or (4) by operation of law.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of American Realty Capital Operating Partnership, L.P. (except with the consent of two-thirds of the limited partner interests), (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in American Realty Capital Operating Partnership, L.P. (except to (i) a wholly-owned subsidiary or (ii) with the consent of two-thirds of the limited partner interests), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to American Realty Capital Operating Partnership, L.P. in return for an interest in American Realty Capital Operating Partnership, L.P. and agrees to assume all obligations of the general partner of American Realty Capital Operating Partnership, L.P. With certain exceptions, a limited partner may not transfer its interests in American Realty Capital Operating Partnership, L.P., in whole or in part, without our written consent as general partner.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 150,000,000 shares of our common stock to the public through American Realty Capital Securities, LLC, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 150,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 25,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be equal to the higher of 95% of the estimated value of a share of common stock, as estimated by our board of directors, and $9.50 per share. The reduced purchase price for shares purchased pursuant to our distribution reinvestment plan reflects that there will be no fees, commissions or expenses paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan. The offering of shares of our common stock will terminate on or before 2010, which is two years after the effective date of this offering, unless the offering is extended. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

American Realty Capital Securities, LLC

American Realty Capital Securities, LLC, our dealer manager, was organized in August 2007 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by American Realty Capital, its affiliates and its predecessors. For additional information about American Realty Capital Securities, LLC, including information relating to American Realty Capital Securities, LLC’s affiliation with us, please refer to the section of this prospectus captioned “Management — Affiliated Companies — Dealer Manager.”

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we will pay our dealer manager selling commissions of 6.5% of the gross offering proceeds. We also will pay the dealer manager a fee in the amount of 3.5% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. See the “Summary of Amended and Restated Distribution Reinvestment Plan — Investment of Distributions” section of this prospectus.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

	Per Share	Total Maximum
Primary Offering
Price to Public	$10.00	$1,500,000,000
Selling Commissions	0.65	97,500,000
Dealer Manager Fees	0.35	52,500,000
Proceeds to American Realty Capital	$9.00	$1,350,000,000
Distribution Reinvestment Plan
Price to Public	$9.50	$237,500,000
Distribution Selling Commissions	—	—
Dealer Manager Fees	—	—
Proceeds to American Realty Capital	$9.50	$237,500,000

No selling commissions or dealer manager fees are payable in connection with the distribution reinvestment plan or the share repurchase plan.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units shares down to zero (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by the NASD. In accordance with the rules of the NASD, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by the NASD that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

We will not pay selling commissions in connection with the following special sales:

•	the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees and some of their affiliates;
•	the purchase of common stock under the distribution reinvestment program;
•	the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions; and
•	the common stock credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

If, in connection with your purchase of our shares, you have engaged the services of a registered investment advisor to whom you have agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold, you may agree with the participating broker-dealer selling such shares and American Realty Capital Securities, LLC to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to us will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

To the extent necessary to comply with NASD rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of American Realty Capital Advisors, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.65 per share and a dealer manager fee in the amount of $0.35 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by American Realty Capital Advisors, LLC or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote. With the exception of the 20,000 shares initially sold to American Realty Capital II, LLC in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% in value or number of our outstanding common stock.

Volume Discounts

We will offer a reduced share purchase price to “single purchasers” on orders of more than $250,000 and selling commissions paid to American Realty Capital Securities, LLC and participating broker-dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase Price Per Share for Incremental Share in Volume Discount Range	Selling Commission Per Share for Incremental Share in Volume Discount Range
$ 1,000 – $ 250,000	$10.00	$0.65
250,001 – 500,000	9.85	0.55
500,001 – 750,000	9.70	0.40
750,001 – 1,000,000	9.60	0.30
1,000,001 – 5,000,000	9.50	0.20

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares. No fractional shares will be issued. Selling commissions will not be paid on any shares issued for a volume discount.

As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $30,000. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.20 per share or less, but in no event will the proceeds to us be less than $9.20 per share. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity; and

•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in our company.

In the event a single purchaser described in the last four categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix A. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to “, Escrow Agent for American Realty Capital Trust, Inc.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you meet the suitability standards described in this prospectus and agree to be bound by all of the terms of the subscription agreement.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

After we have received subscriptions for at least 200,000 shares of our common stock, we will accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest, or reductions for offering expenses, commissions or fees will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold at least 200,000 shares of our common stock, we may admit new investors at least monthly and we may admit new investors more frequently. The escrow agent will not release your funds to us until we admit you as a stockholder.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of 200,000 shares of our common stock have been received and accepted by us. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by [date], 2009, which is one year after the effective date of this offering, our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow for more than 35 days, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Investments by IRAs and Qualified Plans

[] has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. [] has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Further information as to custodial services is available through your broker or may be requested from us.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)	Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.
(2)	Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, for new and current investors is included in this prospectus as Appendix A.
(3)	Deliver a check to American Realty Capital Securities, LLC, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “, Escrow Agent for American Realty Capital Trust, Inc.” along with the completed subscription agreement. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.
(4)	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, [] has agreed to serve as IRA custodian for such purpose. [] has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of American Realty Capital Advisors, LLC, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Proskauer Rose LLP, New York, New York, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Proskauer Rose LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Proskauer Rose LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to American Realty Capital Advisors, LLC, our advisor, as well as affiliates of American Realty Capital Advisors, LLC, and may continue to do so in the future.

EXPERTS

Our balance sheet as of August 31, 2007, which is included in this registration statement and prospectus, and have been audited by Grant Thornton LLP, an independent registered public accounting firm as indicated in their report which is included in this registration statement and prospectus and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following addresses:

American Realty Capital Trust, Inc.
1725 The Fairway
Jenkintown, PA 19046
(215) 887-2189
or
405 Park Avenue
New York, NY 10022
(212) 415-6500
Attn: Investor Services

One of our affiliates maintains an Internet site at [www.americanrealtycap.com], at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits related thereto as filed with the Securities and Exchange Commission, reference to which is hereby made.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders
American Realty Capital Trust, Inc.

We have audited the balance sheet of American Realty Capital Trust, Inc. (a Maryland Corporation in the Developmental Stage) as of August 31, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Realty Capital Trust, Inc. (a Maryland Corporation in the Developmental Stage) as of August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
September 7, 2007

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)
BALANCE SHEET
August 31, 2007

ASSETS
Cash	$200,000
Total assets	$200,000
STOCKHOLDERS’ EQUITY
Preferred shares, 10,000,000 shares authorized, none outstanding	$—
Common shares, $0.01 par value, 240,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid in capital	199,800
Total stockholders’ equity	$200,000

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO BALANCE SHEET
August 31, 2007

Note 1 — Organization

American Realty Capital Trust, Inc. (the “Company”), incorporated on August 17, 2007, is a newly formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year that will end December 31, 2008. The Company intends to offer for sale a maximum of 150,000,000 (exclusive of 25,000,000 shares available pursuant to the Company’s dividend reinvestment plan) common shares at a price of $10 per share. The Company sold 20,000 shares to American Realty Capital II, LLC as of August 17, 2007, at $10 per share.

American Realty Capital Advisors, LLC (the “Advisor”) is the company’s advisor. The Company will seek to acquire and operate commercial and residential properties. All such properties may be acquired and operated by the Company alone or jointly with another party. As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire. The Company may also acquire mortgages secured by real estate, with a view towards acquiring such real estate.

The management of the Company will be through the Advisor and American Realty Capital Properties, LLC, which will serve as the Company’s property manager (“Property Manager”). American Realty Capital Securities, LLC (“Dealer Manager”) will serve as the dealer manager of the Company’s public offering. These related parties will receive compensation and fees for services related to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are discussed in Note 3 — Related Party Transactions.

American Realty Capital Operating Partnership, L.P. (the “Operating Partnership”) intends to issue to the Company 20,000 Operating Partnership units in exchange for $200,000. The Company will be the sole general partner and holder of 99.01% of the units of the Operating Partnership. Additionally, the Advisor has agreed to contribute $2,000 to the Operating Partnership in exchange for a 0.99% limited partner interest in the Operating Partnership on or before September 15, 2007. The limited partner interests have the right to convert Operating Partnerships units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership’s assets.

The Company did not purchase investments or other assets, receive any income, incur any expenses, pay any dividend or pay cash in respect to any equity transactions; consequently, a statement of income, changes in stockholders' equity and cash flows have not been presented.

Note 2 — Summary of Significant Accounting Policies

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments, which are based on estimates, have a direct impact on net income. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO BALANCE SHEET
August 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values. We utilize independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building).

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, we assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of our real estate and related intangible assets and net income.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO BALANCE SHEET
August 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, we defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred.

Share-Based Compensation

The Company will follow Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments” (“SFAS No. 123R), with regard to its stock option plan. SFAS 123 (R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123 (R) requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

The Company intends to adopt a stock option plan under which its independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. The company has authorized and reserved 1,000,000 shares of common stock for issuance under the stock option plan. The board of directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the stock option plan to reflect any change in the Company’s capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of the Company’s assets.

The stock option plan provides for the automatic grant of a nonqualified stock option to each independent director, without any further action by the board of directors or the stockholders, to purchase 3,000 shares of the Company’s common stock on the date of each annual stockholder’s meeting. The exercise price for all stock options granted under the stock option plan will be fixed at $10 per share until the termination of the initial public offering, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date.

Income Taxes

The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which it distributes to its Stockholders provided that at least 90% of Taxable Income is distributed and provided that such income meets other conditions. Accordingly, no provision for federal income taxes is required. The Company may be subject to state taxes in certain jurisdictions. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

Concentration of Credit Risk

The Company maintains its cash in a bank which is insured by the Federal Deposit Insurance Corporation (“FDIC”) for a balance up to $100,000. At August 31, 2007, the account balance exceeded the FDIC limit.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO BALANCE SHEET
August 31, 2007

Note 3 — Related Party Transactions

The Company expects to pay the following fees to its Advisor and its affiliates during its operational stage:

Type of Compensation	Determination of Amount
Selling Commission	The Company will pay to American Realty Capital Securities, LLC 6.5% of gross proceeds of the primary offering; the Company will not pay any selling commissions on sales of shares under the distribution reinvestment plan; American Realty Capital Securities, LLC will reallow all selling commissions to participating broker-dealers.
Dealer Manager Fee	The Company will pay to American Realty Capital Securities, LLC 3.5% of gross proceeds of the primary offering; the Company will not pay a dealer manager fee with respect to sales under the distribution reinvestment plan; American Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fees to participating broker-dealers.
Other Organization and Offering Expenses	The Company will reimburse American Realty Capital Advisors, LLC up to 1.5% of gross offering proceeds for organization and offering expenses.
Operational Stage
Acquisition and Advisory Fees	The Company will pay to American Realty Capital Advisors, LLC 2% of the contract purchase price of each property acquired.
Acquisition Expenses	The Company will reimburse American Realty Capital Advisors, LLC for acquisition expenses incurred in acquiring property. The Company expects these fees to be approximately 0.5% of the purchase price of each property. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4% of the contract purchase price.
Asset Management Fees	The Company will pay American Realty Capital Advisors, LLC a monthly fee equal to 0.02083%, which is one-twelfth of 0.25%, of the aggregate assets value plus costs and expenses incurred by the Advisor in providing asset management services.
Property Management and Leasing Fees	For the management and leasing of the Company’s properties, the Company will pay to American Realty Capital Properties, LLC, an affiliate of the Advisor, a property management fee up to (i) 2% of gross revenues from single tenant properties and (ii) 4% of gross revenues from multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. The Company also will reimburse American Realty Capital Properties, LLC’s costs of managing the properties. American Realty Capital Properties, LLC or its affiliates may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent. The aggregate of all property management and leasing fees paid to the Company’s affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO BALANCE SHEET
August 31, 2007

Note 3 — Related Party Transactions  – (continued)

Type of Compensation	Determination of Amount
Operating Expenses	The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions.
Financing Coordination Fee	If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains, and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations.
Liquidation/ Listing Stage
Real Estate Commissions	A brokerage commission paid on the sale of property, not to exceed 3% of the contract price for property sold (inclusive of any commission paid to outside brokers), in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale.
Subordinated Participation in Net Sale Proceeds (payable only if not listed on an exchange)	15% of remaining net sale proceeds after return of capital plus payment to investors of a 6% cumulative, non-compounded return on the capital contributed by investors.
Subordinated Incentive Listing Fee (payable only if listed on an exchange)	15% of the amount by which the Company’s adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 6% cumulative, non-compounded annual return to investors.

Note 4 — Recent Accounting Pronouncements

In June 2007, the AICPA issued Statement of Position 07-1 (SOP), entitled “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investment Companies.” This SOP, (1) provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, (the “Guide”) (2) addresses whether the specialized industry accounting principles of the Guide, or investment company accounting, should be retained by the parent company of an investment company in consolidation or by an investor that has the ability to exercise significant influence over the investment company and applies the equity method of accounting to its investment in an investment company, or equity method investor, and (3) includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor. The Company has not yet determined whether it is required to adopt this new SOP on January 1, 2008.

AMERICAN REALTY CAPITAL TRUST, INC.
(A Maryland Corporation in the Developmental Stage)

NOTES TO BALANCE SHEET
August 31, 2007

Note 4 — Recent Accounting Pronouncements  – (continued)

In September 2006, the Financial Accounting Standards Board (“FASB”), issued SFAS No. 157, “Fair Value Measurements”, ( “SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and requires enhanced disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require or permit fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. Management is currently evaluating the impact that this statement may have on their financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, (“SFAS 159”). This statement provides entities with an irrevocable option to report most financial assets and liabilities at fair value, with subsequent changes in fair value reported in earnings. The election can be applied on an instrument-by-instrument basis. The statement establishes presentation and measurement attributes for similar types of assets and liabilities. The statement is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that this statement may have on our financial statements.

APPENDIX A: SUBSCRIPTION AGREEMENT

American Realty Capital Trust, Inc.
1725 The Fairway
Jenkintown, PA 19046

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of American Realty Capital Trust, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to
“”

The undersigned hereby acknowledges receipt of the Prospectus of the Company dated  (the “Prospectus”).

The undersigned agrees that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. The undersigned understands that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

Other than residents of Minnesota, the undersigned acknowledges that he/ she has been advised of the following:

(a)	The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.
(b)	Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.
(c)	There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

BY SIGNING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS THAT THE INVESTOR MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.
(b)	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:
(1)	to the issuer;
(2)	pursuant to the order or process of any court;
(3)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;
(4)	to the transferor's ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;
(5)	to holders of securities of the same class of the same issuer;
(6)	by way of gift or donation inter vivos or on death;
(7)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;
(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
(9)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;
(10)	by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
(12)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(13)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;
(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
(15)	by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advised the commissioner of the name of each purchaser;
(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;
(17)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.
(c)	The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA,
MISSOURI AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO AMERICAN
REALTY CAPITAL TRUST, INC. SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS	Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:
1. INVESTMENT	Please mark if this is an initial investment or additional investment. All additional investments must be in increments of at least $1000. Additional investments by residents of Maine must be for at least the $1,000 minimum amount, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the Company. If additional investments in the Company are made, the investor agrees to notify the Company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. A minimum investment of $1,000 (100 shares) is required, except for certain states which require a higher minimum investment. Certain States may vary. See Prospectus. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “ as Custodian for American Realty Capital Trust, Inc.” Shares may be purchased only by persons meeting the standards set forth under the “Investor Suitability Standards” section of the Prospectus. Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.
2. TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
3. REGISTRATION NAMES AND CONTACT INFORMATION	Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee along with the title, signature and successor trustee pages. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5 of the Subscription Agreement Signature Page, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4. DIVIDEND DISTRIBUTIONS	a. DIVIDEND REINVESTMENT PLAN: By electing to participate in the Dividend Reinvestment Plan, the investor elects to reinvest 100 percent of dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.
b. DIVIDEND ADDRESS: If cash dividends are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name(s), account number(s) and address(es).
5. SUBSCRIBER SIGNATURES	Each investor must initial each representation in this Section, and then sign and date this Section. By initialing and signing, each investor is agreeing that the representations in this Section are true. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must initial and sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must initial and sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
6. BROKER-DEALER	This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 6 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to American Realty Capital Trust, Inc., 1725 The Fairway, Jenkintown, PA 19046. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL [XXX-XXX-XXXX]

American Realty Capital Trust, Inc.
Subscription Agreement Signature Page

1. Investment

This is an ☐ Initial Investment ☐ Additional Investment

Make Investment Check Payable to:

 as Custodian for American Realty Capital Trust, Inc.

Abbreviation: []

This subscription is in the amount of $ for the purchase of Shares ($10.00 per Share). The minimum initial investment amount is 100 Shares ($1,000), with additional investment increments of 10 shares ($100). Certain states may vary. See prospectus.

State in which sale was made if other than state of residence

2. Type of Ownership

☐ Individual	☐ Community Property	☐ Custodian: As Custodian for
☐ Joint Tenants With Right of Survivorship	☐ Partnership
☐ Tenants in Common	☐ A Married Person Separate Property	Under the Uniform Gift to Minors Act,
☐ Transfer on Death*	☐ IRA** Type:	State of
☐ Trust Type:	☐ Keogh**	Under the Uniform Transfers to Minors Act,
(please specify, i.e., Family, Living,	☐ Qualified Pension Plan**	State of
Revocable, etc.)	☐ Qualified Profit Sharing Plan**	☐ Other
☐ Corporation	☐ Charitable Remainder Trust
☐ Company	☐ Non Profit Organization

*Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who (1) is a natural person or (2) two natural persons holding the account as Tenants by the Entirety or (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. A separate Registration Form is required for TOD registration of an account.

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

3. Registration Name(s) and Contact Information

Please print name(s) in which Shares are to be registered. Include custodian or trust name if applicable.

☐ Mr.  ☐ Mrs.  ☐ Ms.  ☐ Mr. & Mrs.  ☐ Other

*
1st Registration	Last Name/Entity	First Name	Middle Name	Mother's Maiden Name
*
2nd Registration	Last Name/Entity	First Name	Middle Name	Mother's Maiden Name
*
3rd Registration	Last Name/Entity	First Name	Middle Name	Mother's Maiden Name

Investor
Social Security Number  –   –    or Taxpayer ID Number  –
Investor Date of Birth/
Incorporation

Legal Address (cannot be a P.O. Box)

Mailing Address

City	State	Zip Code
Daytime Telephone No. ( )	Evening Telephone No. ( )

Email Address

☐	Check here if you consent to receive all available statements & documents electronically in accordance with and as described in the Prospectus.
☐	U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien *Mother's maiden name requested for security purposes.

Custodian Information (if registered under IRA, Keogh, or Qualified Retirement Plan)

Name of Institution

Street Address

City	State	Zip Code
Telephone No. ( )	Account No.	Taxpayer ID Number –

4. Dividend Distributions

You may choose to have your dividend distribution applied in different ways. Please indicate your preference below.

Allocation %
%	☐	I would like to participate in the Dividend Reinvestment Plan.
OR
%	☐	I prefer to receive a dividend check at my mailing address listed in Section 3.
	☐	I prefer for my dividend to be deposited into third-party account(s).

% Institution Name	Account Name
Institution ABA#	Account Number
100%

5. Subscriber Signatures

Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following (ALL appropriate lines must be initialed):

Primary Investor (Initial)	Secondary Investor (Initial)

(a)

acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the Shares wherein the terms and conditions of the offering of the Shares are described, including among other things, the restriction on ownership and transfer of Shares, which require, under certain circumstances, that a holder of Shares shall give written notice and provide certain information to the Company (Minnesota and Massachusetts residents do not initial);

(b)

represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the `Investor Suitability Standards` section of the Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares;

(c)

represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);

(d) acknowledges that the Shares are not liquid; (Massachusetts residents do not initial); and
(e) if an affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.

(f)

For residents of Kansas only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, I acknowledge that it is recommended that I should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

(g)

For residents of Massachusetts, Ohio or Pennsylvania only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000, and my maximum investment in the Company and its affiliates will not exceed 10% of my net worth.

(h)

For residents of Kentucky only: I have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000 and my investment does not exceed 10% of my liquid net worth.

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Date
(Print Name of Investor or Trustee)	(Print Name of Joint Owner, if applicable)
X	X
Authorized Signature (Investor or Trustee)	Signature Joint Owner, if applicable

6. Broker-Dealer (to be completed by registered representative)

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name	Telephone No.

Home Office Street Address
City	State	Zip Code
X
Supervisor Signature, if required

Registered Representative Name	Telephone No.

Street Address
City	State	Zip Code
X
Registered Representative Signature		Registered Representative Email

☐ Check this box to indicate whether this submission was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

Please mail completed Subscription Agreement Signature Page (with all signatures) and check(s) made payable to [] as Custodian for American Realty Capital Trust, Inc. to:

American Realty Capital Trust, Inc.,
1725 The Fairway, Jenkintown, PA 19046

FOR COMPANY USE ONLY:
ACCEPTANCE BY COMPANY	Amount	Date
Received and Subscription Accepted:	Check No.
By:
	Registered Representative #	Account #

APPENDIX B: DISTRIBUTION REINVESTMENT PLAN

DISTRIBUTION REINVESTMENT PLAN
AMERICAN REALTY CAPITAL TRUST, INC.
EFFECTIVE AS OF[DATE]

American Realty Capital Trust, Inc., a Maryland corporation (the “Company”), has adopted this Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4. Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated [date] (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange or inclusion of the Shares for quotation on The Nasdaq National Market, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of American Realty Capital Operating Partnership, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, American Realty Capital Securities, LLC, c/o American Realty Capital II, LLC, 1725 The Fairway, Jenkintown, PA 19046 or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

AMERICAN REALTY CAPITAL TRUST, INC.

Common Stock

200,000 SHARES – MINIMUM OFFERING

150,000,000 SHARES – MAXIMUM OFFERING

P R O S P E C T U S

September 10, 2007

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by American Realty Capital Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until , 2008 ( days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$53,341.25
NASD Filing Fee	75,500
Printing and Mailing Expenses	750,000
Blue Sky Fees and Expenses	200,000
Legal Fees and Expenses	750,000
Accounting Fees and Expenses	100,000
Transfer Agent and Escrow Fees	75,000
Educational Conferences and Seminars	750,000
Advertising and Sales Literature	750,000
Due Diligence Expenses	250,000
Miscellaneous	146,158.75
Total	3,900,000

Item 32. Sales to Special Parties.

American Realty Capital II, LLC, will receive a special limited partner interest of our operating partnership. Our independent directors, will be granted options to purchase shares under the company’s stock option plan at an initial exercise price of $10 per share. Stockholders will be allowed to purchase shares pursuant to our distribution reinvestment plan for $9.50 per Share. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions. Our executive officers and directors, as well as officers and employees of American Realty Capital Advisers, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.65 per share and a dealer manager fee in the amount of $0.35 per share will not be payable in connection with such sales. See “Management — Stock Option Plan,” and “Plan of Distribution — Volume Discounts” and “ — Shares Purchased By Affiliates.”

Item 33. Recent Sales of Unregistered Securities.

In August, 2007, American Realty Capital II, LLC purchased from us 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with our organization. We made a capital contribution to American Realty Capital Operating Partnership, L.P., our operating partnership, in the amount of $200,000 in exchange for 20,000 partnership units of the operating partnership. Our advisor also made a capital contribution to American Realty Capital Operating Partnership, L.P., our operating partnership, in the amount of $2,000 in exchange for 200 limited partnership units of the operating partnership. The 200 partnership units received by our advisor may be exchanged, at its option, for 200 shares identical to those being offered pursuant to the Prospectus included in this Registration Statement, subject to our option to pay cash in lieu of such shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers.

Article XII, Sections 12.2 and 12.3 of the Company’s charter provide as follows:

SECTION 12.3. LIMITATION OF DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION.

(a) Subject to the conditions set forth under Maryland law or in paragraph (c) or (d) below, no Director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 12.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b) Subject to the conditions set forth under Maryland law or in paragraph (c) or (d) below, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor of any of its Affiliates acting as an agent of the Company. The Company may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Company in any of the capacities described in (i) or (ii) above and to any employee or agent of the Company or a predecessor of the Company. The Board may take such action as is necessary to carry out this Section 12.2(b). No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(c) Notwithstanding anything to the contrary contained in paragraph (a) or (b) above, the Company shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them and the Company shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii) The Indemnitee was acting on behalf of or performing services for the Company.

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv) Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(d) Notwithstanding anything to the contrary contained in paragraph (a) or (b) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

SECTION 12.4. PAYMENT OF EXPENSES.  Subject to the provisions of Section 12.2(c) of this Article XII, the Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides Company with a written affirmation of the Indenmitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by Section 12.2, (iii) the proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (iv) the Indemnitee provides the Company with a written undertaking to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct.

Item 35. Treatment of Proceeds from Stock Being Registered.

NOT APPLICABLE

Item 36. Financial Statements and Exhibits.

(a) FINANCIAL STATEMENTS

The following documents are filed as part of this Registration Statement:

American Realty Capital Trust, Inc. Balance Sheet, dated as of August 31, 2007, and Notes to Balance Sheet, dated as of August 31, 2007.

(b) EXHIBITS

The following documents are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement by and between American Realty Capital Trust, Inc. and American Realty Capital Securities, LLC.
1.2	Form of Soliciting Dealers Agreement by and between American Realty Capital Securities, LLC and the Soliciting Dealers.
3.1	Form of Charter of American Realty Capital Trust, Inc.
3.2	Bylaws of American Realty Capital Trust, Inc.
4.1	Agreement of Limited Partnership of American Realty Capital Operating Partnership, L.P.
4.2(1)	Specimen Certificate for the Shares.
5(1)	Form of Opinion of Proskauer Rose LLP as to the legality of the Shares being registered.
8(1)	Form of Opinion of Proskauer Rose LLP as to tax matters.
10.1(1)	Form of Escrow Agreement by and among American Realty Capital Trust, Inc., [ ] and American Realty Capital Securities, LLC.
10.2	Form of Advisory Agreement by and among American Realty Capital Trust, Inc., American Realty Capital Operating Partnership, L.P. and American Realty Capital Advisers, LLC.
10.3	Form of Management Agreement, by and among American Realty Capital Trust, Inc., American Realty Capital Operating Partnership, L.P. and American Realty Capital Properties, LLC.
10.4(1)	Form of the Company’s Stock Option Plan.
23.1	Consent of Grant Thornton LLP dated September 7, 2007.
23.2(1)	Consent of Proskauer Rose LLP dated [Date] (included in Opinion of Proskauer Rose LLP On Exhibit 5.1).
23.3(1)	Consent of Venable LLP dated [Date].
24	Power of Attorney (included on signature page to the Registration Statement).

(1)	To be filed by amendment.

Item 37. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

F. The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

G. The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

H. For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

I. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jenkintown, State of Pennsylvania, on the 7th day of September, 2007.

AMERICAN REALTY CAPITAL TRUST, INC.

By:	/s/ Nicholas S. Schorsch

CHIEF EXECUTIVE OFFICER AND
CHAIRMAN OF THE BOARD OF DIRECTORS

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas S. Schorsch and William M. Kahane and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Chief Executive Officer and Chairman of the Board of Directors	September 7, 2007
/s/ William M. Kahane William M. Kahane	Chief Operating Officer and President	September 7, 2007
/s/ Brian S. Block Brian S. Block	Chief Financial Officer and Senior Vice President	September 7, 2007